UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934
(Amendment No. )

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The Dixie Group, Inc.

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THE DIXIE GROUP, INC.
104 Nowlin Lane, Suite 101
Chattanooga, Tennessee 37421
(423) 510-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:

The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at the Chattanoogan Hotel, Chattanooga, Tennessee, on April 30, 2013 at 8:00 a.m., Eastern Time, for the following purposes:

1.	To elect eight individuals to the Board of Directors for a term of one year each;

2.	To approve amendment of the Company's 2006 Stock Awards Plan to increase by 500,000 the number of shares subject to the Plan;

3.	To cast an advisory vote on the Company's Executive Compensation for its named executive officers ("say-on-pay");

4.	To cast an advisory vote on the frequency of future advisory say-on-pay votes;

5.	To ratify appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2013; and

6.	Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on March 1, 2013, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

The Dixie Group, Inc.
Daniel K. Frierson
Chairman of the Board

Chattanooga, Tennessee
Dated: March 25, 2013

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

Important Notice

Regarding Internet

Availability of Proxy Materials

for the

Annual Meeting of Shareholders

to be held on

April 30, 2013

The proxy statement and annual report to shareholders are available under "Annual Report and Proxy Materials" at www.thedixiegroup.com/investor/investor.html.

THE DIXIE GROUP, INC.
104 Nowlin Lane, Suite 101
Chattanooga, Tennessee 37421
(423) 510-7000

ANNUAL MEETING OF SHAREHOLDERS
April 30, 2013

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy will be mailed on or about March 25, 2013, to shareholders of record of the Company's Common Stock and Class B Common Stock as of the close of business on March 1, 2013.

At the Annual Meeting, holders of the Company's Common Stock, $3.00 par value per share (“Common Stock”), and Class B Common Stock, $3.00 par value per share (“Class B Common Stock”), will be asked to: (i) elect eight individuals to the Board of Directors for a term of one year each, (ii) approve the amendment of our 2006 Stock Awards Plan to increase by 500,000 the number of shares that may be issued under the Plan to 1,800,000 shares; (iii) cast an advisory vote on the Company's compensation for its named executive officers; (iv) cast an advisory vote on the frequency of the future advisory say-on-pay votes; (v) ratify the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2013, and (vi) transact any other business that may properly come before the meeting.

The Board of Directors recommends that the Company's shareholders vote (i) FOR electing the eight (8) nominees for director; (ii) FOR approving the amendment of our 2006 Stock Awards Plan to increase by 500,000, the number of shares available for awards under the plan; (iii) FOR approving the Company's executive compensation of its named executive officers; (iv) FOR setting the frequency of the shareholder advisory vote on executive compensation at an annual vote; and (v) FOR ratifying the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2013.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

The Board has fixed the close of business on March 1, 2013, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. In accordance with the Company's Charter, each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of March 1, 2013, 12,187,617 shares of Common Stock, representing 12,187,617 votes, were held of record by approximately 1,800 shareholders (including an estimated 1,255 shareholders whose shares are held in nominee names, but excluding 715 participants in the Company's 401(k) Plan who may direct the voting of shares allocated to their accounts), and 939,128 shares of Class B Common Stock, representing 18,782,560 votes, were held by 13 individual shareholders, together representing an aggregate of 30,970,177 votes.

Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted (i) FOR electing the eight (8) nominees for director; (ii) FOR approving the amendment of our 2006 Stock Awards Plan; (iii) FOR approving the Company's compensation of its named executive officers; (iv) FOR setting the frequency of the advisory vote at an annual shareholder vote; and (v) FOR ratifying the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2013.

Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by (i) delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, (ii) submitting a later-dated, properly executed Proxy, or (iii) revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P.O. Box 25107, Chattanooga, Tennessee 37422-5107, Attention: Starr T. Klein, Secretary.

The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, Lowry F. Kline and John W. Murrey, III. The cost of solicitation of Proxies will be borne by the Company.

The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In accordance with Tennessee law, Directors are elected by the affirmative vote of a plurality of the votes cast that are represented in person or by Proxy at the Annual Meeting.

Approval of the amendment of our 2006 Stock Awards Plan requires the affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting.

Ratification of the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2013 will be approved if the votes properly cast favoring ratification exceed the votes cast opposing ratification.

Approval of the Company's executive compensation for its named executive officers will be deemed to have been obtained if the number of votes cast in favor of such compensation exceeds the number of votes cast against such compensation. Abstentions and broker non-votes will have no effect on the outcome.

With respect to the advisory vote of the frequency of say-on-pay advisory votes, the option that receives the highest number of votes will be deemed to have been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome.

Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered to be affirmative votes. Abstentions and broker non-votes will have no effect upon the election of a nominee for director, so long as such nominee receives any affirmative votes. For purposes of ratification of the appointment of Ernst & Young LLP, as independent registered public accountants, abstentions and broker non-votes will not be considered negative votes. Abstentions will, however, have the effect of negative votes in determining whether a majority of the total votes cast has been obtained for approval of the amendment of our 2006 Stock Awards Plan

A copy of the Company's Annual Report for the year-ended December 29, 2012, is enclosed herewith.

The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxy holders.

PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on March 1, 2013, the Record Date, will be entitled to notice of and to vote at the Annual Meeting.

The following is information regarding beneficial owners of more than 5% of the Company's Common Stock or Class B Common Stock. Beneficial ownership information is also presented for (i) the executive officers named in the Summary Compensation Table; (ii) all directors and nominees; and (iii) all directors and executive officers, as a group, as of March 1, 2013 (except as otherwise noted).

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)		% of Class
Daniel K. Frierson
111 East and West Road	Common Stock	1,170,044	(3)	8.84%
Lookout Mountain, TN 37350	Class B Common Stock	827,998	(3) (4)	88.17%

Paul K. Frierson
141 Brow Lake Road	Common Stock	175,497	(5)	1.43%
Lookout Mountain, GA 30750	Class B Common Stock	111,130	(5)	11.83%

Dimensional Fund Advisors, L.P.
Palisades West, Building One, 6300 Bee Cave Road	Common Stock	1,007,467	(6)	8.27%
Austin, TX 78746	Class B Common Stock	—		—%

RGM Capital, LLC
6621 Willow Park Drive, Suite 1	Common Stock	1,141,563	(7)	9.37%
Naples, FL 34102	Class B Common Stock	—		—%

Royce & Associates, LLC
1414 Avenue of the Americas	Common Stock	1,148,842	(8)	9.43%
New York, NY 10019	Class B Common Stock	—		—%

Robert E. Shaw
115 West King Street	Common Stock	1,325,000	(9)	10.87%
Dalton, GA 30722-1005	Class B Common Stock	—		—%

T. Rowe Price Associates, Inc.
T. Rowe Price Small-Cap Value Fund, Inc.
100 E. Pratt Street	Common Stock	1,192,710	(10)	9.79%
Baltimore, MD 21202	Class B Common Stock	—		—%

Wells Fargo & Company, on behalf of the following subsidiaries:
Wells Capital Management Incorporated
Wells Fargo Advisors, LLC
Wells Fargo Fund Management, LLC
Wells Fargo Bank, National Association
420 Montgomery Street	Common Stock	919,742	(11)	7.55%
San Francisco, CA 94104	Class B Common Stock	—		—%

Additional Directors and Executive Officers	Title of Class	Number of Shares Beneficially Owned (1)		% of Class

Charles E. Brock	Common Stock	2,400	(12)
	Class B Common Stock	—		—	*

J. Don Brock, Ph. D.	Common Stock	59,570	(13)
	Class B Common Stock	—		—	*

Paul B. Comiskey	Common Stock	78,428	(14)
	Class B Common Stock	—		—	*

Walter W. Hubbard	Common Stock	21,260	(15)
	Class B Common Stock	—		—	*

Lowry F. Kline	Common Stock	43,560	(16)
	Class B Common Stock	—		—	*

D. Kennedy Frierson, Jr.	Common Stock	171,257	(17)	1.39%
	Class B Common Stock	114,487

Hilda S. Murray	Common Stock	2,400	(18)
	Class B Common Stock	—		—	*

John W. Murrey, III	Common Stock	40,770	(19)
	Class B Common Stock	—		—	*

All Directors, Named Executive Officers and	Common Stock	1,966,898	(20)	14.50%
Executive Officers as Group (13 Persons) **	Class B Common Stock	939,128	(21)	100.00%

* Percentage of shares beneficially owned does not exceed 1% of the Class.

** The total vote of Common Stock and Class B Common Stock represented by the shares held by all directors and executive officers as a group is 20,749,458 votes or 64.14% of the total vote.

(1)
Under the rules of the Securities and Exchange Commission and for the purposes of these disclosures, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock, and accordingly, outstanding shares of such stock are treated as having been converted to shares of Common Stock for purposes of determining both the number and percentage of class of Common Stock for persons set forth in the table who hold such shares.

(2)
Does not include 325,577 shares of Common Stock owned by The Dixie Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) for which Daniel K. Frierson and Paul K. Frierson are fiduciaries and for which T. Rowe Price Trust Company serves as Trustee. Participants in the 401(k) Plan may direct the voting of all shares of Common Stock held in their accounts, and the Trustee must vote all shares of Common Stock held in the 401(k) Plan in the ratio reflected by such direction. Participants may also direct the disposition of such shares. Accordingly, for purposes of these disclosures, shares held for participants in the 401(k) Plan are reported as beneficially owned by the participants.

(3)	Mr. Daniel K. Frierson's beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Number of Shares Common Stock		Number of Shares Class B Common Stock
Held outright	—		364,158	(a)
Held by his wife	—		94,879	(c)
Held by his children, their spouses and grandchildren	97,241	(b)	165,553	(c)
Unvested restricted stock	24,574	(a)	180,861	(a)
Options to acquire Common Stock, exercisable within 60 days	215,577	(a)	—
Shares held in his Individual Retirement Account	3,567	(a)	17,061	(a)
Shares held in 401(k) Plan	1,087	(a)	—
Held as trustee of Rowena K. Frierson Charitable Remainder Unitrust	—		5,486	(a)
Deemed conversion of his Class B Common Stock	827,998		—
Total	1,170,044		827,998

(a) Sole voting and investment power
(b) Shared voting and investment power
(c) Sole voting and shared investment power

(4)
The 827,998 includes 260,432 shares of Class B Common Stock are held subject to Shareholder's Agreement's among Daniel K. Frierson, his wife, their five children and respective family trusts, pursuant to which Daniel K. Frierson has been granted a proxy to vote such shares.

(5)	Mr. Paul K. Frierson's beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Number of Shares Common Stock		Number of Shares Class B Common Stock
Held outright	33,453	(a)	94,069	(a)
Held by his wife	6,080	(c)	—
Options to acquire Common Stock, exercisable within 60 days	4,000	(a)	—
Shares held in his Individual Retirement Account	1,936	(a)	—
Held as Trustee of trust for benefit of Paul K. Frierson	5,486	(b)	17,061	(a)
Performance Units convertible into shares of Common Stock	13,412	(a)	—
Deemed conversion of his Class B Common Stock	111,130		—
Total	175,497		111,130

(a) Sole voting and investment power
(b) Shared voting and investment power
(c) Sole voting and shared investment power

(6)
Dimensional Fund Advisors, L.P. has reported beneficial ownership of an aggregate of 1,007,467 shares of Common Stock, as follows: 1,000,365 shares of Common Stock, for which it has sole voting power, and 1, 007,467 shares of Common Stock for which it has sole dispositive power. The reported information is based upon the Schedule 13G filed by Dimensional Fund Advisors, L.P. with the Securities and Exchange Commission on February 8, 2013.

(7)
RGM Capital, LLC, has reported beneficial ownership of 1,141,563 shares of Common Stock. The reported information is based upon the Schedule 13F filed by them with the Securities and Exchange Commission on February 12, 2013.

(8)
Royce & Associates LLC has reported beneficial ownership of 1,148,842 shares of Common Stock for which it has sole dispositive power and sole voting power. The reported information is based upon the Schedule 13G filed by Royce & Associates LLC with the Securities and Exchange Commission on January 7, 2013.

(9)
Robert E. Shaw has reported the beneficial ownership of 1,325,000 shares of Common Stock for which he has sole voting and sole dispositive power. The reported information is based upon the 13G filed by Mr. Shaw with the Securities and Exchange Commission on January 28, 2013.

(10)
T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. have reported beneficial ownership of an aggregate of 1,192,710 shares of Common Stock. T. Rowe Price Associates, Inc. reports having sole dispositive power for all 1,192,710 shares and sole voting power for 84,710 of such shares, while T. Rowe Price Small-Cap Value Fund, Inc. reports sole voting power for the remaining 1,108,000 of such shares. The reported information is based upon the Schedule 13G filed jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. with the Securities and Exchange Commission on February 14, 2013.

(11)
Wells Fargo & Company has reported the beneficial ownership of an aggregate of 919,742 shares of Common Stock, on behalf the following subsidiaries: Wells Capital Management Incorporated, Wells Fargo Advisors, LLC, Wells Fargo Funds Management, LLC, and Wells Fargo Bank, National Association. It has reported sole power to vote 1 share and sole power to dispose of 1 of such shares. The reported information is based on a Form 13G filed on January 23, 2013.

(12)	Mr. Charles Brock's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Common Stock	—
Options to acquire Common Stock	—
Performance Units, convertible into shares of Common Stock on retirement as a director	2,400
Total	2,400

(13)	Dr. Don Brock's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Common Stock, held outright	22,500
Options to acquire Common Stock, exercisable within 60 days	9,500
Performance Units, convertible into shares of Common Stock on retirement as a director	27,570
Total	59,570

(14)	Mr. Comiskey's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Common Stock, held outright	32,048
Unvested Restricted Stock	35,793
Held in 401(k) Plan	1,087
Exercisable Stock Options	9,000
Total	77,928

(15)	Mr. Hubbard's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Options to acquire Common Stock, exercisable within 60 days	8,000
Performance Units, convertible into shares of Common Stock on retirement as a director	13,260
Total	21,260

(16)	Mr. Kline's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Common Stock, held outright	12,000
Options to acquire Common Stock, exercisable within 60 days	17,000
Performance Units, convertible into shares of Common Stock on retirement as a director	14,560
Total	43,560

(17)	Mr. Kennedy Frierson's beneficial ownership may be summarized as follows:

	Number of Shares Common Stock	Number of Shares Class B Common Stock
Held Outright	—	51,375	(a)
Options to acquire Common Stock, exercisable within 60 days	49,000	—
Shares held in 401(k)	2,407	—
Shares held in trust(s) for children	2,585	6,000	(a)
Unvested Restricted Stock	2,777	57,112	(a)
Deemed conversion of Class B Stock	114,487	—
Total	171,256	114,487

(a)	Subject to Shareholder's Agreement described in Note (4), above. Mr. Kennedy Frierson has sole investment power, and no voting power with respect to such shares.

(18)	Ms. Murray's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Common Stock	—
Options to acquire Common Stock	—
Performance Units, convertible into shares of Common Stock on retirement as a director	2,400
Total	2,400

(19)	Mr. Murrey's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Common Stock, held outright	3,200
Options to acquire Common Stock, exercisable within 60 days	9,500
Performance Units, convertible into shares of Common Stock on retirement as a director	27,570
Held by wife	500
Total	40,770

(20)
Includes: (i) 173,748 shares of Common Stock owned directly by individuals in this group; (ii) 16,157 shares of Common Stock allocated to accounts in the 401(k) Plan of members of this group; (iii) options, which are either immediately exercisable, or exercisable within 60 days of the Record Date to purchase 441,389 shares of Common Stock; (iv) 101,172 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company's non-employee directors; (v) 110,906 shares of Common Stock owned by immediate family members of certain members of this group; (vi) 5,486 shares held in trust for the benefit of persons in the group; (vii) 178,912 unvested restricted shares of Common Stock held by individuals in this group, which shares may be voted by such individuals; and (viii) 939,128 shares of Class B Common Stock held by individuals in this group, that could be converted on a share for share basis into shares of Common Stock.

(21)	Includes: (i) 827,998 shares of Class B Common Stock held subject to the Shareholder Agreement described in Note (4) above and (ii) 111,130 shares of Class B Common Stock held by Paul K. Frierson.

PROPOSAL ONE
ELECTION OF DIRECTORS

Information About Nominees for Director

Pursuant to the Company's Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint directors to fill the unexpired terms of directors who resign.

The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became directors of the Company, and certain other relevant information with respect to such nominees are as follows:

Charles E. Brock, age 48, currently serves as the Chief Executive Officer of Launch Tennessee, a position to which he was elected in early 2013. Launch Tennessee is a public-private partnership focused on supporting the development of high-growth companies in the State of Tennessee with the ultimate goal of fostering job creation and economic growth. Prior to accepting this appointment, he served as the Executive Entrepreneur/Chief Executive Officer of The Company Lab, a Chattanooga organization that serves as “the Front Door for Entrepreneurs” in Southeast, Tennessee. He is also Chairman of the Board of Four Bridges Capital Advisors, a Chattanooga based boutique investment bank. Mr. Brock also serves as a director of CapitalMark Bank and Trust. Charles E. Brock is not related to J. Don Brock. Mr. Brock is a member of the Company's Audit Committee. He has been a director of the Company since 2012.

J. Don Brock, Ph. D., age 74, is the Chairman of the Board, Chief Executive Officer, and President of Astec Industries, Inc., headquartered in Chattanooga, Tennessee, and a manufacturer of specialized equipment for building and restoring the world's infrastructure. He has been a director of the Company since 1997. Dr. Brock is a member of the Company's Audit Committee and a member of the Company's Executive Committee.

Daniel K. Frierson, age 71, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a director of the Company since 1973. Mr. Frierson serves as a director of Astec Industries, Inc., a manufacturer of specialized equipment for building and restoring the world's infrastructure headquartered in Chattanooga, Tennessee, and Louisiana-Pacific Corporation, a manufacturer and distributor of building materials headquartered in Nashville, Tennessee. Mr. Frierson is Chairman of the Company's Executive Committee and Chairman of the Company's Retirement Plans Committee.

D. Kennedy Frierson, Jr., age 46, is Chief Operating Officer of the Company, a position he has held since 2009. He has been President of Masland Residential, General Manager of Dixie Home, President of Bretlin as well as various other positions in operations, sales and senior management of the Company since 1998. He has been a director of the Company since 2012.

Walter W. Hubbard, age 69, served as President and CEO of Honeywell Nylon, Inc., a wholly-owned subsidiary of Honeywell International, a manufacturer of nylon products from 2003 until his retirement in 2005. Prior to becoming President of Honeywell Nylon, Mr. Hubbard served as Group Vice President, Fiber Products of BASF Corporation from 1994 until 2003. He has been a director of the Company since 2005. Mr. Hubbard is a member of the Company's Audit Committee and Compensation Committee.

Lowry F. Kline, age 72, served as a director of Coca-Cola Enterprises, Inc. since April 2000, serving as Chairman from April 2002 until April 2008, and as Vice Chairman from April 2000 to April 2003. Mr. Kline served as Chief Executive Officer of Coca-Cola Enterprises, Inc. from April 2001 until January 2004 and from December 2005 to April 2006. Prior to becoming Chief Executive Officer for Coca-Cola Enterprises, Inc., he held a number of positions with said company, including Chief Administrative Officer, Executive Vice President and General Counsel. Mr. Kline is a member of the Board of Directors of Jackson Furniture Industries, Inc., headquartered in Cleveland, Tennessee, and McKee Foods Corporation, headquartered in Collegedale, Tennessee. He has been a director of the Company since 2004. Mr. Kline is Chairman of the Company's Compensation Committee and a member of the Company's Audit Committee and a member of the Company's Executive Committee.

Hilda S. Murray, age 58, is the Corporate Secretary and Executive Vice President of TPC Printing & Packaging, a specialty packaging and printing company in Chattanooga, TN. She is also founder and President of Greener Planet, LLC, an environmental compliance consultant to the packaging and printing industry. Ms. Murray is a member of the Company's Audit Committee. She has been a director of the Company since 2012.

John W. Murrey, III, age 70, is an Assistant Professor of Law at the Appalachian School of Law. He previously served as a Senior member of the law firm of Witt, Gaither & Whitaker, P.C. in Chattanooga, Tennessee until June 30, 2001. Since 1993, Mr. Murrey has served as a director of Coca-Cola Bottling Co. Consolidated, a Coca-Cola bottler headquartered in Charlotte, North Carolina and has served on its Audit Committee. From 2003 to 2007, he also served as a director of U. S. Xpress Enterprises, Inc., a truckload carrier headquartered in Chattanooga, Tennessee, and was Chairman of its Audit Committee. Mr. Murrey has been a director of the Company since 1997 and is Chairman of the Company's Audit Committee and a member of the Company's Compensation Committee.

Daniel K. Frierson and Paul K. Frierson are brothers. D. Kennedy Frierson, Jr., the Company's Vice President and Chief Operating Officer, is the son of Daniel K. Frierson and the nephew of Paul K. Frierson. No other director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.

Considerations with Respect to Nominees

In selecting this slate of nominees for 2013, the Independent Directors of the Board considered the familiarity of the Company's incumbents with the business and prospects of the Company, developed as a result of their service on the Company's Board. The Board believes that such familiarity will be helpful in their service on the Company's Board.

In addition, the Independent Directors of the Board noted the particular qualifications, experience, attributes and skills possessed by its slate of nominees. These qualifications are reflected in the business experience listed under each nominee's name, above. In order of the list of nominees, such information may be summarized as follows: Mr. Brock is experienced in establishing new businesses having been involved in the establishment of both Foxmark Media and CapitalMark Bank and Trust. Dr. Brock has a long history of executive management experience with Astec Industries, Inc., an international manufacturing company, headquartered in Chattanooga, Tennessee. Additionally, Dr. Brock has served with the Company as a director since 1997, including service on the Audit and Executive Committees of the Board. Mr. Daniel K. Frierson has served with the Company in several management and executive capacities his entire adult life, and has been Chief Executive Officer since 1980 and a Board member since 1973. In such capacity, he has been instrumental in planning and implementing the transition of the Company to its current position as a manufacturer of residential and commercial soft floorcovering products. Additionally, Mr. Frierson has experience as a board member of other public companies as well as significant trade group experience relevant to the Company's business. He is well known and respected throughout the industry. Mr. D. Kennedy Frierson, Jr. has served with the Company in various capacities since 1992. He is currently Chief Operating Officer and has most recently led our Masland Residential business. Mr. Hubbard has highly relevant industry experience with businesses that are fiber producers and fiber suppliers, and that have served as fiber suppliers to the Company. Mr. Hubbard's experience in the management of Honeywell Nylon and BASF Corporation, as outlined above, has given him valuable experience in management, relevant to his duties as a Director of the Company. Ms. Murray has a long history of executive management experience at TPC Printing and Packaging, a provider to the specialty packaging business as well as experience with environmental controls and footprint through Greener Planet. Mr. Kline has a long history of management and board level experience with the world's largest bottler and distributor of Coca Cola Products. Additionally, he has an extensive background in business, corporate and securities law. Mr. Kline has served as a Director of the Company for several years, as reflected above, and serves on the Company's Audit, Compensation and Executive Committees. Mr. Murrey has extensive experience in corporate, securities and business law, has experience drawn from board and committee service with several publicly-traded Companies, other than the Company; prior to his retirement in 2001, he represented the Company as counsel.

The Board of Directors recommends that the Company's shareholders vote FOR electing the eight (8) nominees for director.

Meetings of the Board of Directors

The Board of Directors of the Company met six (6) times in 2012.

Committees, Attendance, and Directors' Fees

The Company has a standing Executive Committee, Audit Committee, Retirement Plans Committee, and Compensation Committee. As described in detail below, pursuant to provisions in its charter, the Company's Compensation Committee, which consists entirely of independent directors, also performs the functions of a corporate governance committee and a nominating committee. Copies of the Charter of the Company's Audit Committee and Compensation Committee may be found on the Company's website at www.thedixiegroup.com/investor/investor.html.

Members of the Executive Committee are Daniel K. Frierson, Chairman, J. Don Brock and Lowry F. Kline. Except as otherwise limited by law or by resolution of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Executive Committee exercises between the meetings of the full Board of Directors. The Executive Committee did not meet in 2012.

Members of the Audit Committee are John W. Murrey, III, Chairman, Charles E. Brock, J. Don Brock, Walter W. Hubbard, Lowry F. Kline and Hilda S. Murray. All of the members of the Audit Committee are “independent directors” as that term is defined by the applicable rule of the National Association of Securities Dealers, Inc. (“NASD”). The Audit Committee evaluates audit performance, handles relations with the Company's independent auditors, and evaluates policies and procedures relating to internal accounting functions and controls. The Audit Committee has the authority to engage the independent accountants for the Company. The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board of Directors. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services performed by the independent auditors. Under these procedures, the Audit Committee approves the type of services to be provided and the estimated fees related to those services.

The Audit Committee met four (4) times in 2012.

Members of the Retirement Plans Committee are Daniel K. Frierson, Chairman, and Paul K. Frierson. The Retirement Plans Committee administers the Company's retirement plans. The Retirement Plans Committee met two (2) times in 2012.

Members of the Compensation Committee are Lowry F. Kline, Chairman, Walter W. Hubbard, and John W. Murrey, III. The Compensation Committee administers the Company's compensation plans, reviews and may establish the compensation of the Company's officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Compensation Committee acts pursuant to a written Charter adopted by the Board of Directors.

The Compensation Committee may request recommendations from the Company's management concerning the types and levels of compensation to be paid to the Company's executive officers. Additionally, the Compensation Committee is authorized to engage compensation consultants and may review and consider information and recommendations of compensation consultants otherwise engaged by the Company or the Board of Directors in connection with the assessment, review and structuring of compensation plans and compensation levels. For a description of the Compensation Committee actions with respect to Compensation of Executive Officers in 2012, see Compensation Discussion and Analysis - Compensation for 2012.

Annually, the Compensation Committee reviews the performance of the Chief Executive Officer against goals and objectives established by the Committee as part of the process of determining his compensation. The Compensation Committee reports to the Board on its performance review.

In addition to its responsibilities with respect to executive and director compensation, the Compensation Committee discharges responsibilities with respect to corporate governance. In that capacity, the Compensation Committee develops and, recommends for board approval, corporate governance guidelines.

The Compensation Committee's Charter also includes the duties of a nominating committee. Nominees approved by a majority of the Compensation Committee are recommended to the full Board. In selecting and approving director nominees, the independent directors that make up the Committee consider, among other factors, the existing composition of the Board and the mix of Board members appropriate for the perceived needs of the Company. The Compensation Committee believes continuity in leadership and board tenure increase the Board's ability to exercise meaningful board oversight. Because qualified incumbent directors provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the Compensation Committee will generally give priority as potential candidates to those incumbent directors interested in standing for re-election who have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

The Compensation Committee also considers the following in selecting the proposed nominee slate:

•	at all times, at least a majority of directors must be “independent” in the opinion of the Board as determined in accordance with NASDAQ standards;

•	at all times at least three members of the Board must satisfy heightened standards of independence for Audit Committee members; and

•	at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert.”

The Committee did not specifically consider or address diversity as a separate topic in considering its selection of the current slate of director nominees. The Board did consider the considerable value of the incumbents' familiarity with the Company and its business as well as the considerations outlined above under the heading Considerations with Respect to Nominees.

The Compensation Committee met two (2) times in 2012.

Nominations for Director - Stockholder Recommendations

Generally, the Board will consider stockholder recommendations of proposed director nominees if such recommendations are timely received. To be timely for next year's annual meeting, recommendations must be received in writing at the principal executive offices of the Company no later than November 22, 2013. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee's name and qualifications and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of stock of the Company which are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company or any of its subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

Board Leadership Structure

Mr. Daniel K. Frierson currently serves as the Chairman of the Board and the Chief Executive Officer of the Company. The positions of Chief Executive Officer and Chairman of the Board are combined. Executive sessions of the Board are chaired by the chairman of the Compensation Committee, Lowry Kline, who, as noted above, has extensive management and Board experience independent of his experience with the Company. Mr. Kline and the independent directors set their own agenda for meetings in executive session and may consider any topic relevant to the Company and its business. The Company believes that regular, periodic, meetings held in executive session, in the absence of management members or management directors, provide the Board an adequate opportunity to review and address issues affecting management or the Company that require an independent perspective. Additionally, the Company's Audit Committee holds separate executive sessions with the Company's independent registered public accountants, internal auditor and management. This Committee also sets its own agenda and may consider any relevant topic in its executive sessions.

Board's Role in Risk Oversight

The Board receives an annual, in depth review of risks that may potentially affect the Company, as identified and presented by management, including all such risks reflected in the Company's periodic filings. Additionally, the Board receives regular updates on all such elements of risk. The Board may, and from time to time has, requested supplemental information and disclosure about any other specific area of interest and concern relevant to risks it believes are faced by the Company and its business.

Director Attendance

During 2012, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Committee of the Board of Directors on which he served. All directors are invited and encouraged to attend the annual meeting of shareholders. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. Seven (7) of the eight incumbent directors attended the 2013 annual meeting of shareholders.

Director Compensation

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $24,000, payable one-half in cash and one-half in value of Performance Units under the Directors Stock Plan. Performance Units are redeemable upon a director's retirement for an equivalent number of shares of the Company's Common Stock, and the number of units issued is determined generally by the market value of the Company's Common Stock on the date of grant of the units. In addition to the annual retainer, directors who are not employees of the Company receive $1,500 for each Board meeting attended and $1,000 for each committee meeting attended ($1,500 for the Committee Chairman). Fees for attending telephonic meetings are one-half those for in-person meetings, such that each non-employee director receives $750 per telephonic board meeting and $500 per committee meeting ($750 for the Chairman of the Committee). For an additional discussion of Director Compensation, see the tabular information below under the heading, “Director Compensation.”

Independent Directors

The Board has determined that Charles E. Brock, Dr. J. Don Brock, Walter W. Hubbard, Lowry F. Kline, Hilda S. Murray and John W. Murrey, III are independent within the meaning of the standards for independence set forth in the Company's corporate governance guidelines, which are consistent with the applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ standards.

Executive Sessions of the Independent Directors

The Company's independent directors meet in executive session at each regularly scheduled quarterly meeting of the Board, with the chair of the Compensation Committee serving as chair of such executive sessions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the SEC thereunder, require the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based on its review of the copies of such reports received by it, the Company believes that, during fiscal year 2012, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company's Common Stock were complied with.

Management Succession

Periodically, the Board reviews a succession plan, developed by management, addressing the policies and principles for selecting successors to the Company's executive officers, including the Company's CEO. The succession plan includes an assessment of the experience, performance and skills believed to be desirable for possible successors to the Company's executive officers.

Certain Transactions Between the Company and Directors and Officers

The Company's Compensation Committee has adopted written policies and procedures concerning the review, approval or ratification of all transactions required to be disclosed under the SEC's Regulation S-K, Rule 404. These policies and procedures cover all related party transactions required to be disclosed under the SEC's rules as well as all material conflict of interest transactions as defined by relevant state law and the rules and regulations of NASDAQ that are applicable to the Company, and require that all such transactions be identified by management and disclosed to the Company's Compensation Committee for review. If required and appropriate under the circumstances, the Compensation Committee will consider such transactions for approval or ratification. Full disclosure of the material terms of any such transaction must be made to the Compensation Committee, including:

•	the parties to the transaction and their relationship to the Company, its directors and officers;

•	the terms of the transaction, including all proposed periodic payments; and

•	the direct or indirect interest of any related parties or any director, officer or associate in the transaction.

To be approved or ratified, the Compensation Committee must find any such transaction to be fair to the Company. Prior approval of such transactions must be obtained generally, if they are material to the Company. If such transactions are immaterial, such transactions may be ratified and prior approval is not required. Ordinary employment transactions may be ratified.

Certain Related Party Transactions

During its fiscal year ended December 29, 2012, the Company purchased a portion of its products needs in the form of fiber, yarn, carpet and dyeing services from Engineered Floors, and its subsidiary Bentley Dye Services, an entity substantially controlled by Robert E. Shaw, a shareholder of the Company. Mr. Shaw has reported holding approximately 10.9% of the Company's Common Stock, which, as of year-end, represented approximately 4.1% of the total vote of all classes of the Company's Common Stock. Engineered Floors is one of several suppliers of such services to the Company. Total purchases from Engineered Floors (including Bentley Dye Services) for 2012 were approximately $8.4 million; or approximately 8.6% of all the Company's comparable purchases in 2012. In accordance with the terms of its charter, the Compensation Committee reviewed the Company's supply relationship with Engineered Floors. The dollar value of Mr. Shaw's interest in the transactions with Engineered Floors is not known to the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of six members, each of whom is an independent, non-employee director. The Audit Committee operates under a written Audit Committee Charter adopted and approved by the Board of Directors. The Charter is reviewed at least annually by the Committee. While the Committee has the responsibilities and powers set forth in its written charter, it is not the duty of the Committee to plan or conduct audits. This function is conducted by the Company's management and its independent registered public accountants.

The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 29, 2012 (the “Audited Financial Statements”). In addition, the Committee has discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61, "Communications with Audit Committees" (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Committee also has received the written report, disclosure and the letter from Ernst & Young LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Committee has reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and Ernst & Young LLP such other matters and received such assurances from them as the Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company's Board of Directors the inclusion of the Company's Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 29, 2012, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John W. Murrey, III, Chairman
Charles E. Brock
Dr. J. Don Brock
Walter W. Hubbard
Lowry F. Kline
Hilda S. Murray

AUDIT COMMITTEE FINANCIAL EXPERT

The Board has determined that John W. Murrey, III is an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Rule 10A-3(b)(l) of the Securities Exchange Act of 1934 of the Securities Exchange Act of 1934. For a brief list of Mr. Murrey's relevant experience, please refer to Mr. Murrey's biographical information as set forth in the Election of Directors section of this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee sets compensation for the Company's executive officers, and its decisions are reported to and reviewed by the Board of Directors. The Compensation Committee currently consists of three independent directors chosen annually by the Board.
Compensation of the Company's executive officers is intended to be competitive with compensation offered by other companies generally similar to the Company in size and lines of business. In determining what types and levels of compensation to offer, the Committee may review relevant, publicly available data and, from time to time, it may receive advice and information from professional compensation consultants.
The Elements of Executive Officer Compensation
Compensation for each of the Company's executive officers consists generally of base salary, retirement plan benefits and other customary employment benefits, as well as potential cash incentive awards and stock plan awards pursuant to an annual incentive plan reviewed and adopted by the Committee at the beginning of each year. The annual incentive plan is customarily structured so that a significant portion of each executive's potential, annual compensation may consist of equity awards, the value of which is tied to increases in the value of the Company's common stock.
Compensation for 2012. Effective February 16, 2012, the Compensation committee selected performance goals and a range of possible incentives for the Company's 2012 Incentive Compensation Plan (the “2012 Plan”). The goals and range of incentives were set in accordance with the plan and performance goals approved by the Company's shareholders at the annual meeting in 2011. Pursuant to the 2012 Plan, each executive officer had the opportunity to earn a Cash Incentive Award, a Primary Long-Term Incentive Award of restricted stock, and an award of restricted stock denominated as “Career Shares.” The potential range of cash incentives and conditions to vesting of the restricted stock awards are described below.
For 2012, each executive officer also received customary retirement plan benefits and other customary employment benefits, as in prior years.
Salary for 2012. Salaries were unchanged for all executive officers for 2012.
Potential Incentive Awards. The CEO and all executive officers whose responsibilities primarily relate to corporate level administration had the opportunity to earn a cash payment ranging from 15% to no more than 75% of such executive's base salary. Forty percent of the amount of the potential award was based on achievement of specified levels of operating income from continuing operations for the Company's residential business operations, as adjusted for unusual items, 40% of the amount was based on achievement of specified levels of the Company's consolidated operating income, as adjusted for unusual items, and 20% of the amount was based on achievement of specified levels of the Company's commercial business operating income, as adjusted for unusual items.
Executive officers whose responsibilities primarily relate to one of the Company's business units, had the opportunity to earn a cash payment ranging from 15% to no more than 75% of such participant's base salary. Fifty percent of the amount was based on achievement of specified levels of their annual business unit operating income, as adjusted for unusual items, 25% was based on the achievement of specified levels of the Company's consolidated operating income, as adjusted for unusual items, and 25% was based on achievement of specified levels of the annual operating income of the Company's other business units, as adjusted for unusual items.
The Compensation Committee retained the discretion to reduce any award by up to 30% of the amount otherwise earned based on the participant's failure to achieve individual performance goals set by the committee.
The Committee also retained discretion to eliminate unusual items from its assessment of whether specified operating income levels were achieved. During the first half of 2012, the Company undertook several growth initiatives in response to changing business conditions, and incurred a substantial number of unusual expenses to pursue these initiatives. In August, 2012, the Committee elected to: i) identify two principal categories of such items and eliminate all expenses associated with such categories from the determination of whether specified operating income levels were achieved during the second half of 2012, ii) provide that cash incentives and an award of Primary and Long Term Incentive Shares and Career Shares could be based on such specified levels, as adjusted, and (iii) lower the possible cash incentive and Long Term Incentive Share Awards that could be earned relative to the performance levels, as adjusted.
Awards, if any, would be based on criteria established at the beginning of 2012, but with actual performance levels adjusted for the second half of 2012 to eliminate specific categories of unusual expenses.
Primary Long-Term Incentive Share Awards and Career Shares Awards. The incentive plan provided for two possible awards of restricted stock: Primary Long-Term Incentive Share Awards and Career Share Awards. Receipt of the Primary Long-Term Incentive Share Awards and Career Share Awards was made contingent on the Company's achievement of minimum adjusted levels of operating income and, in the case of Career Share Awards, improvement in operating income levels as adjusted. Awards were granted in 2013 for 2012, as described more fully below and in the footnotes to the accompanying tables.
The Primary Long-Term Incentive Share Award was designed as a possible award of restricted shares, in value equal to no more than 35% of the executive's base salary as of the beginning of 2012 plus any cash incentive award paid for such year. Career Shares were designed as a possible award of restricted stock valued at 20% of each executive officer's base salary as of the beginning of the year. In accordance with past practice, any such award, if earned, would be granted in 2013.
Any award granted under the plan consisting of the Company's Common Stock or Class B Common Stock was subject to a minimum value per share of $5.00. This minimum value limit was applied to the Primary Long-Term Incentive Share and Career Share Awards granted in 2013 with respect to 2012.
The Career Share Awards granted in 2013 with respect to 2012 vest when the participant becomes (i) qualified to retire from the Company and (ii) has retained such shares for 24 months following the grant date. Awards granted to a participant who is age 60 or is already age 60 or older, vest ratably over the stated vesting or retention period of such awards. Additionally, Career Share Awards are subject to accelerated vesting or forfeiture under certain conditions as follows: death, disability or a change in control will result in immediate vesting of Career Share Awards; termination without cause will also result in immediate vesting of Career Share Awards; voluntary termination of employment prior to retirement, or termination for cause will result in forfeiture of all unvested awards; upon retirement, vesting will accelerate to the extent that the Company has recognized compensation expense related to the shares subject to the awards.
2013 Awards. Cash Awards were made to the following named executive officers in 2013 for 2012: Mr. Daniel K. Frierson - $104,592, Mr. D. Kennedy Frierson, Jr. - $47,549, and Mr. Paul B. Comiskey - $44,643.
Primary Long-Term Incentive Share Awards were granted in 2013 with respect to 2012 for the following named executive officers: Mr. Daniel K. Frierson - 33,230 shares, Mr. D. Kennedy Frierson, Jr. - 15,377 shares, and Mr. Paul B. Comiskey - 14,732 shares.
Career Share Awards were granted in 2013 with respect to 2012 for the following named executive officers: Mr. Daniel K. Frierson - 22,400 shares, Mr. D. Kennedy Frierson, Jr. - 10,400 shares, and Mr. Paul B. Comiskey - 10,000 shares.
For all share awards, the number of such shares was determined by application of the $5.00 per share minimum value described above.
Retirement Plans and Other Benefits. The Company's compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified and one non-qualified for federal tax purposes, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be similar to the benefits available to other exempt, salaried associates of the Company, and to be comparable to and competitive with benefits offered by businesses with which the Company competes for executive talent.
Executive officers may elect to contribute a limited amount of their compensation to the qualified plan and make deferrals into the non-qualified plan (up to 90% of total compensation). Although the plans permit the Company to make discretionary contributions in an aggregate amount equal to up to 3% of the executive officer's cash compensation, for 2012 the Company made a contribution of 1% to the qualified plan, while no Company contributions were made to the non-qualified plan.
Compensation Considerations for 2012. The tax effect of possible forms of compensation on the Company and on the executive officers is a factor considered in determining types of compensation to be awarded. Similarly, the accounting treatment accorded various types of compensation may be an important factor used to determine the form of compensation. For 2012, the Committee considered the tax effects of the possible grant of cash incentives and equity incentive awards that may not qualify as “incentive compensation” under Section 162m of the Internal Revenue Code and concluded that no executive would have compensation that exceeded the applicable threshold.
Termination Benefits. The Company's restricted stock awards provide for acceleration of vesting of awards under certain circumstances upon termination of the participant's employment.
Upon retirement of a Participant, all Long-Term Incentive Plan and Career Share restricted stock awards vest to the extent such awards have been expensed in the Company's financial statements. As of year-end, Daniel K. Frierson and Paul B. Comiskey were the only Named Executive Officers eligible for retirement in accordance with the terms of the restricted stock awards. If Mr. Frierson had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been 58,590 shares and $188,561. If Mr. Comiskey had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been 26,087 shares and $83,999. For purposes of valuing the foregoing awards, the Company used the year-end market value of the Company's Common Stock, which was $3.22/share. Vesting of the restricted stock award made in 2006 to Mr. Frierson of 119,873 shares of Class B Common Stock and 5,127 shares of Common Stock is contingent, in all events other than a change-in-control, on meeting the market condition of the award prior to June 6, 2014.
No termination benefit was paid to or accrued for any executive officer named in the accompanying tables in the fiscal year ended December 29, 2012.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above, with management.
Based on our review and the discussions we held with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Materials.
Respectfully submitted,
Lowry F. Kline, Chairman
Walter W. Hubbard
John W. Murrey, III

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth information as to all compensation earned during the fiscal years ended December 25, 2010, and December 31, 2011 and December 29, 2012 to (i) the Company's Chief Executive Officer; and (ii) the two other most highly compensated executive officers who served as such during the fiscal year ended December 29, 2012 (the “Named Executive Officers”). For a more complete discussion of the elements of executive compensation, this information should be read in conjunction with the other tabular information presented in the balance of this section.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c) (1)	Bonus ($) (d) (2)	Stock Awards ($) (e) (3)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Compensation Earnings ($) (h) (4)	All Other Compensation ($) (i) (5)	Total (j)

Daniel K Frierson Chief Executive Officer	2012	$560,000	109,072	286,290	—	—	—	2,232	957,594
	2011	556,500	—	102,256	—	—	—	2,232	660,988
	2010	476,000	—	59,024	—	—	—	2,976	538,000

D. Kennedy Frierson, Jr. Chief Operating Officer	2012	260,000	50,641	132,917	—	—	—	2,056	445,614
	2011	260,000	—	47,476	—	—	—	2,056	309,532
	2010	260,000	—	24,242	—	—	—	2,075	286,317

Paul B. Comiskey Vice President, President Residential	2012	250,000	47,038	127,331	—	—	—	2,274	426,643
	2011	250,000	—	45,650	—	—	—	2,274	297,924
	2010	250,000	50,000	26,350	—	—	—	2,382	328,732

(1)	Includes all amounts deferred at the election of the Named Executive Officer.

(2)
Cash incentives awarded for 2012 performance are described in the 2013 Awards section of the Compensation Discussion and Analysis. Cash bonuses are shown in the year granted, not earned, since continued employment is a condition of earning the award. No cash incentive was earned 2010.

(3)	Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the year presented of stock awards to the Named Executive Officers.

(4)
The Dixie Group does not provide above-market or preferential earnings on deferred compensation. The Named Executive Officers did not participate in any defined benefit or actuarial pension plans for the periods presented.

(5)	The following table is a summary and quantification of all amounts included in column (i)

 All Other Compensation

Name (a)	Year (b)	Registrant Contributions to Defined Contributions Plans ($) (c)	Insurance Premiums ($) (d)	Other ($) (f)	Total Perquisites and Other Benefits($) (g) (1)

Daniel K. Frierson	2012	—	2,232		2,232
	2011	—	2,232		2,232
	2010	—	2,976		2,976

D. Kennedy Frierson, Jr.	2012	—	2,056		2,056
	2011	—	2,056		2,056
	2010	—	2,075		2,075

Paul B. Comiskey	2012	—	2,274		2,274
	2011	—	2,274		2,274
	2010	—	2,382		2,382

(1)	No named Executive Officer received any tax reimbursement, discounted securities purchases, or payment or accrual on termination plans for the period presented.

The following table sets forth information concerning outstanding equity awards for each of the Named Executive Officers at fiscal year-end.
 Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
Name (a)	Exercisable(#) (b)	Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g) (1)	Market Value of Shares or Units of Stock Held That Have Not Vested($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j) (2)

Daniel K. Frierson						125,000	402,500	80,435	259,001
	44,287	—	—	6.960	5/2/2015
	5,000	—	—	4.780	8/12/2015
	50,000	—	—	11.850	8/5/2014
	31,290	—	—	15.980	12/6/2014
	60,000	—	—	13.510	12/20/2015
	25,000	25,000		5.000	11/4/2019

D. Kennedy Frierson, Jr.						—	—	59,890	192,846
	12,000	—		12.560	4/20/2014
	4,113	—		17.580	12/6/2014
	1,887	—		15.980	12/6/2014
	20,000	—		13.510	12/20/2015
	11,000	11,000		5.000	11/4/2019

Paul B. Comiskey	—	—		—		—	—	35,793	115,253
	9,000	9,000		5.000	11/4/2019

(1)
125,000 shares of restricted stock were awarded to the Chief Executive Officer on June 6, 2006, under the Company's 2006 Stock Awards Plan. Such award consisted of 119,873 shares of Class B Common Stock and 5,127 shares of Common Stock. Vesting of the Award is subject to both a service and a market condition. Pursuant to the terms of the award, Mr. Frierson has the right to any dividends declared and paid on such shares and the right to vote such shares from the date of grant.

(2)
The market value of the restricted stock set forth in the table has been calculated by multiplying the closing price of the Company's Common Stock at year-end ($3.22/share) by the number of shares of unvested restricted stock subject to the award.

Set forth below is a table presenting compensation information with respect to all non-employee directors of the Company. Compensation information for the Company's Chief Executive Officer, Daniel K. Frierson, and the Company's Chief Operating Officer, D. Kennedy Frierson, Jr. is reported in the Summary Compensation Table appearing elsewhere in this Proxy Statement.

DIRECTOR COMPENSATION

Name (a)	Fees earned or paid in cash ($) (b) (1)	Stock Awards ($) (c) (2)	Option Awards ($) (d)	All Other Compensation ($) (e) (3)	Total ($)

Charles E. Brock	20,250	9,312	—	—	29,562

J. Don Brock, Ph. D.	21,750	9,312	—	—	31,062

Paul K. Frierson	21,500	9,312	—	5,336	36,148

Walter W. Hubbard	24,500	9,312	—	—	33,812

Lowry F. Kline	25,750	9,312	—	—	35,062

Hilda S. Murray	20,250	9,312	—	—	29,562

John W. Murrey	26,500	9,312	—	—	35,812

(1)
Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $24,000, payable $12,000 in cash and the remainder in Performance Units (subject, for payments made in 2010, 2011 and 2012, to a $5.00 minimum value per unit) under the Directors Stock Plan. In addition to the annual retainer, directors who are not employees of the Company received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended ($1,500 for the Committee Chairman). Fees for attending telephonic meetings are one-half those for in-person meetings, such that each non-employee director receives $750 per telephonic board meeting and $500 per committee meeting ($750 for Chairman of the Committee). Additionally, directors receive reimbursement of the expenses they incur in attending all board and committee meetings.

(2)
The value presented is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The value of the Performance Units awarded to each non-employee director under the Directors Stock Plan in 2012 was $9,312.

(3)
Mr. Paul K. Frierson is a 50% shareholder in a Company which receives commissions from the Company for the sale of yarn and dyeing services, pursuant to an arrangement that has been approved by the Board. The amount presented in the table represents Mr. Frierson's share of such commissions.

At fiscal year-end, each non-employee director held the following outstanding equity awards:

		Stock Options (2)
Name (a)	Performance Units (#) (b) (1)	Number of Securities Underlying Options (c)	Option Exercise Price (d)	Option Expiration Date(e)

Charles E. Brock	2,400

J. Don Brock, Ph. D.	27,570	2,500	12	2/19/2014
		3,000	16	12/6/2014
		4,000	14	12/20/2015

Paul K. Frierson	13,412	4,000	14	12/20/2015

Walter W. Hubbard	13,260	8,000	14	12/20/2015

Lowry F. Kline	14,560	10,000	13	5/6/2014
		3,000	16	12/6/2014
		4,000	14	12/20/2015

Hilda S. Murray	2,400

John W. Murrey, III	27,570	2,500	12	2/19/2014
		3,000	16	12/6/2014
		4,000	14	12/20/2015

(1)
The performance units represent an equal number of shares of the Company's common stock. At year-end, the aggregate value of such stock was $ 318,046, determined by multiplying the number of performance units by the year-end per share market value of the Company's Common Stock ($3.22/share).

(2)	All such options are presently exercisable.

SHAREHOLDER PROPOSALS
FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

In the event any shareholder wishes to present a proposal at the 2014 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 22, 2013, to be considered for inclusion in the Company's proxy materials. All shareholder proposals should be addressed to the Company at its principal executive offices, P.O. Box 25107, Chattanooga, Tennessee 37422-5107, Attention: Corporate Secretary, and must comply with the rules and regulations of the Securities and Exchange Commission.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Secretary at the Company's corporate headquarters, 104 Nowlin Lane, Suite 101, Chattanooga, TN 37421.

PROPOSAL TWO
APPROVE THE AMENDMENT OF OUR 2006 STOCK AWARDS PLAN
On February 14, 2013, the Compensation Committee recommended and the Board of Directors unanimously approved the amendment of our 2006 Stock Awards Plan (the “Amended 2006 Plan”). The amendment increases the maximum number of shares of common Stock we may issue under the amended plan by 500,000 shares (to 1,800,000 shares) in connection with the grant of stock based or stock denominated awards under the plan. The Compensation Committee and the Board of Directors recommended that amendment of the plan be submitted to shareholders for approval at the annual meeting. If approved, the amendment will become effective on April 30, 2013. A copy of the 2006 Plan showing the proposed amendment is available on the Company's website at www.thedixiegroup.com/investor/investor.html.
The purpose of the amendment is to make available an adequate number of shares of common and Class B common stock to fund the grant of potential equity awards under the plan, including, but not limited to, Primary Long term Incentive Awards, Career Share Awards, Option Awards, and other equity based or denominated awards. The Compensation Committee and the Board feel that this number of additional shares, together with those remaining under the plan will be adequate to allow the Company to continue awarding equity incentives for the duration of the plan. Such equity initiatives are an important element of our compensation structure. If such additional shares are awarded, the Committee and Board feel that such awards would represent a reasonable level of equity dilution for the Company's Shareholders. The Committee and the Board reached their decision after considering both the number and type of outstanding equity awards currently issued under the plan, and the possibility that some portion of those outstanding awards might not ultimately vest.
As of the date of this Proxy Statement 122,819 shares remain available for issuance under the 2006 Stock Awards Plan.
The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval of the amendment of the plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker non-votes will not be considered entitled to vote on this item and will therefore not be counted in determining the number of votes necessary for approval.
The 2006 Plan includes the following features that protect the interests of our shareholders and will continue to include such features if the amendment is approved:
Administration by a compensation committee composed entirely of independent directors.
The number of shares available for grant will not automatically increase because of an “evergreen” feature.
Exercise prices (if applicable) must be at least 100% of fair market value on the date of the award.
Awards may not be re-priced.
The plan sets the maximum number of options and/or stock appreciation rights that may be granted to any one employee during any fiscal year of the company at 150,000.
No material amendments will be made without the approval of shareholders.
Additionally, the Compensation Committee, as administrator of the plan, has elected to apply a minimum $5.00 per share value for determination of any awards granted in 2013. In the case of options granted in 2013, the minimum exercise price would be set at $5.00 per share.

Description of The Dixie Group, Inc. Amended 2006 Stock Awards Plan
The following is a brief description of certain important features of the Amended 2006 Stock Awards Plan, the full text of which is available on the Company's website at www.thedixiegroup.com/investor/investor.html and is filed as an Appendix to this Proxy Statement with the Securities and Exchange Commission. If the proposal to adopt the Amendment is approved, we intend to promptly file a registration statement on Form S-8 under the Securities Act of 1933, as amended, registering the additional 500,000 shares available for issuance under the Amended 2006 Stock Awards Plan.
General. As Amended, the 2006 Stock Awards Plan provides for various types of awards denominated in shares of Common Stock and/or Class B Common Stock to employees, officers, non-employee directors and agents of the Company and its participating subsidiaries. The purposes of the Amended 2006 Plan are to attract and retain such persons by providing competitive compensation opportunities, to provide incentives for those who contribute to the long-term performance and growth of the Company, and to align employee and director interests with those of our shareholders.
Administration. The Amended 2006 Plan is administered by the Compensation Committee of the Board. All members of the Compensation Committee must satisfy the requirements for independence of SEC Rule 16b-3 and remain qualified as "outside directors" within the meaning of Section 162(m) of the Code.
The Compensation Committee has the authority to administer and interpret the Amended 2006 Plan, to determine the employees to whom awards will be granted under the Amended 2006 Plan and, subject to the terms of the Amended 2006 Plan, the type and size of each award, the terms and conditions for vesting, cancellation and forfeiture of awards and the other features applicable to each award or type of award. The Committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, waive any conditions or restrictions imposed with respect to awards or the stock issued pursuant to awards and make any and all other determinations that it deems appropriate, subject to the limitations contained in the Amended 2006 Plan, including minimum vesting requirements, prohibitions against re-pricing, and provisions designed to maintain compliance with the requirements of Sections 422 (for incentive stock options), 162(m) and 409A of the Code, as well as other applicable laws and stock exchange rules.
The Committee may delegate some or all of its authority over administration of the Amended 2006 Plan to one or more officers or directors, except with respect to persons who are Section 16(a) officers or covered employees (as defined in the Amended 2006 Plan).
Eligibility. All "employees" of the Company - within the SEC's broad definition set forth in the instructions to the Form S-8 registration statement, which includes employees, officers, directors and (subject to certain restrictions) consultants and advisors to the Company - are eligible to receive awards under the Amended 2006 Plan. Participation is discretionary - awards are subject to approval by the Compensation Committee.
Shares Subject to the Plan. The maximum number of shares of Common Stock and/or Class B Common Stock that may be subject to awards during the term of the 2006 Plan is currently 1,300,000 shares. In the event this item is approved, the maximum number of shares of Common Stock and/or Class B Common under the Amended 2006 Plan will be 1,800,000 shares. The NASDAQ closing price of a share of the Company's Common Stock on March 8, 2006, was $14.76. The NASDAQ closing price of a share of the Company's Common Stock on March 1, 2010 was $2.66.
The maximum number of shares of Common Stock that may be issued under the Amended 2006 Plan will not be affected by the payment in cash of dividends or dividend equivalents in connection with outstanding awards, the granting or payment of stock-denominated awards that by their terms may be settled only in cash, or awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who have become employees as a result of a merger, consolidation, or acquisition or other corporate transaction involving the Company or a subsidiary. Additionally, shares used by a participant to exercise an option, and shares withheld by the Company to cover the withholding tax liability associated with the exercise of an option or other award are not counted toward the maximum number of shares that may be issued under the Amended 2006 Plan and, accordingly, will not reduce the number of shares that will be available for future awards.
Shares of Common Stock and/or Class B Common Stock issued in connection with awards under the Amended 2006 Plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both. If an award under the Amended 2006 Plan is forfeited, canceled, terminated or expires prior to the issuance of shares, the shares subject to the award will be available for future grants under the Amended 2006 Plan. Shares subject to outstanding awards granted under other plans shall not be subject to future issuance under the Amended 2006 Plan, if such awards are forfeited, canceled, terminated or expire prior to the issuance of shares.
Limit on Awards. The aggregate number of shares of Common Stock and/or Class B Common Stock subject to awards of stock options and stock appreciation rights that may be granted to any one participant during any fiscal year of the Company may not exceed 150,000.

Proportional Exercise for Common Stock and Class B Common Stock. All awards granted under the Amended 2006 Plan shall be denominated and documented with reference to the number of shares of Common Stock subject to such award; provided, however, that any participant who owns shares of the Company's Class B Common Stock shall be entitled to elect, on the election date applicable to any award, to receive a portion of such award in shares of Class B Common Stock in an amount no greater than the proportion of Class B Common Stock then held by such participant.
Types of Awards. The following types of awards may be granted under the Amended 2006 Plan. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to such limitations as are provided in the Amended 2006 Plan. The number of shares subject to any award shall be determined by the Compensation Committee, in its discretion. At the discretion of the Compensation Committee, awards may be made subject to or may vest on an accelerated basis upon the achievement of annual performance criteria selected by the Compensation Committee, which may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries and may be based upon the attainment of criteria as may be determined by the Committee and set forth in the participant's Award Agreement. Awards which vest in less than six (6) months from the date of grant may be made to employees who are exempt from the overtime pay provisions of the Federal Fair Labor Standards Act.
Restricted Stock. A restricted stock award is an award of outstanding shares of Common Stock and/or Class B Common Stock that does not vest until after a specified period of time, or upon the satisfaction of other vesting conditions as determined by the Compensation Committee, and which may be forfeited if conditions to vesting are not met. Participants generally receive dividend payments on the shares subject to an award of restricted stock during the vesting period, and are also generally entitled to vote the shares underlying their awards.
Stock Unit. A stock unit is an award denominated in shares of Common Stock and/or Class B Common Stock that may be settled either in shares and/or cash, subject to terms and conditions determined by the Compensation Committee.
Stock Payment. The Compensation Committee may issue unrestricted shares of Common Stock and/or Class B Common Stock under the Amended 2006 Plan, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Compensation Committee shall determine. A stock payment may be granted as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions.
Non-Qualified Stock Options. An award of a non-qualified stock option under the Amended 2006 Plan grants a participant the right to purchase a certain number of shares of Common Stock and/or Class B Common Stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the fair market value of the Common Stock on the grant date. The exercise price may be paid by any of the means described below under "Payment of Exercise Price." A non-qualified stock option is an option that does not qualify under Section 422 of the Code.
Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of fair market value on the grant date, a term of no more than 10 years, and that the option be granted from a plan that has been approved by shareholders. Additional requirements apply to an incentive stock option granted to a participant who beneficially owns stock representing more than 10% of the total voting power of all outstanding stock of the Company on the date of grant. If certain holding period requirements are met and there is no disqualifying disposition of the shares, the participant will be able to receive capital gain (rather than ordinary income) treatment under the Code with respect to any gain related to the exercise of the option.
Payment of Exercise Price. Payment of the exercise price of a non-qualified stock option or incentive stock option may be made in cash or, if permitted by the Compensation Committee, by tendering shares of Common Stock and/or Class B Common Stock owned by the participant and acquired at least six (6) months prior to exercise, having a fair market value equal to the exercise price, by a combination of cash and shares of Common Stock and/or Class B Common Stock or by authorizing the sale of shares otherwise issuable upon exercise, with the sale proceeds applied towards the exercise price. Additionally, the Committee may provide that stock options can be net exercised - that is exercised by issuing shares having a value approximately equal to the difference between the aggregate value of the shares as to which the option is being exercised and the aggregate exercise price for such number of shares.
Stock Appreciation Rights (SARs). A SAR, upon exercise, entitles the participant to receive an amount equal to the difference between the fair market value of the Common Stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of the Common Stock on the grant date) times the number of shares subject to the SAR. Payment to a participant upon the exercise of a SAR may be in cash and/or shares of Common Stock and/or Class B Common Stock. Participants who are subject to United States federal income tax may not be awarded an SAR if such grant constitutes deferred compensation within the meaning of Section 409A of the Code.
Prohibition Against Re-pricing. The Amended 2006 Plan prohibits the issuance of awards in substitution for outstanding awards or any other adjustment that would constitute a re-pricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of awards.

Additional Forfeiture Provisions. Awards granted under the Amended 2006 Plan are subject to forfeiture if, after a termination of employment, the participant engages in certain activities that breach an obligation or duty of the participant to the Company, or that are materially injurious to or in competition with the Company.
Deferrals. The Compensation Committee may postpone the exercise of awards, or the issuance or delivery of shares or cash pursuant to any award for such periods and upon such terms and conditions as the Compensation Committee determines, but not in contravention of Section 409A of the Code. In addition, the Compensation Committee may, but not in contravention of Section 409A of the Code, determine that all or a portion of a payment to a participant, whether in cash and/or shares, will be deferred in order to prevent the Company or any subsidiary from being denied a United States federal income tax deduction under Section 162(m) of the Code with respect to an award granted under the Amended 2006 Plan.
Non-Transferability. During the vesting period, awards granted under the Amended 2006 Plan are not transferable other than by will or the laws of descent and distribution, and the shares underlying any award are not transferable until they have been issued and all applicable restrictions have either lapsed or been waived by the Compensation Committee. However, the Compensation Committee may permit non-qualified stock options, or shares issued as a result of an option exercise that are subject to a restriction on transferability, to be transferred one time to a participant's immediate family member or a trust for the benefit of a participant's immediate family members. During a participant's lifetime, all rights with respect to an award may be exercised only by the participant (or, if applicable pursuant to the preceding sentence, by a permitted transferee).
Adjustments. Subject to certain limitations, the maximum number of shares available for issuance under the Amended 2006 Plan, the number of shares covered by outstanding awards, the exercise price applicable to outstanding awards and the limit on awards to a single employee may be adjusted by the Compensation Committee if it determines that any stock split, extraordinary dividend, stock dividend, distribution (other than ordinary cash dividends), recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event equitably requires such an adjustment. The Committee, however, may not amend an outstanding award for the sole purpose of reducing its exercise price.
Change of Control. Upon a "Change of Control," as defined in the Amended 2006 Plan, the Compensation Committee, may, in its discretion and as it deems appropriate as a consequence of such Change in Control, accelerate, purchase, adjust, modify or terminate awards or cause awards to be assumed by the surviving corporation in the transaction that triggered such Change in Control. Any such actions that would cause the Amended 2006 Plan to become subject to Section 409A of the Code, however, generally may not be taken unless the Compensation Committee affirmatively determines to subject the Amended 2006 Plan to all of the requirements of Section 409A.
Amendment and Termination. The Amended 2006 Plan may be amended or terminated by the Compensation Committee at any time, provided that no amendment that would require stockholder approval under any applicable law or regulation (including the rules of any exchange on which the Company's shares are then listed for trading) or under any provision of the Code, may become effective without stockholder approval, and, provided further, that no amendments to the Amended 2006 Plan will permit the Company to re-price any outstanding awards. A termination, suspension or amendment of the Amended 2006 Plan may not adversely affect the rights of any participant with respect to a previously granted award, without the participant's written consent.
New Plan Benefits Under the Amended 2006 Plan. Future benefits under the Amended 2006 Plan, are not currently determinable; however, the benefits to any director, officer or employee from future equity awards will not increase solely because of the adoption of this amendment to the Amended 2006 Plan increasing the aggregate number of shares available for equity awards. The amounts and terms of any future awards under the Amended 2006 Plan, as well as the participants to which such awards may be made, depends on the discretionary decisions of the Compensation Committee.
An award of Career Shares and Long Term Incentive Shares may be granted pursuant to the Amended 2006 Plan, as amended, in 2014 under the Company's incentive plan adopted for 2013; however, the number of shares that may be granted as Career Shares and Long Term Incentive Shares under the incentive plan adopted for 2013 is not presently determinable, because such number depends on whether or not the performance goals adopted under the plan will have been met (among other conditions), and such determination will not be made until the first quarter of 2014. The maximum number of shares that could be issued if the relevant performance goals are met is as follows: 338,630 (determined by giving effect to the application of a $5.00 minimum per-share value).

The following table provides information as of February 15, 2013 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of the outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plan Approved by Security Holders	798,579 (1)	$10.54 (2)	122,819 (3)

(1)
Does not include 464,886 shares of unvested Common Stock pursuant to restricted stock grants under our 2006 Stock Awards Plan, with a weighted-average grant date value of $6.57 per share and 173,249 shares of restricted stock grants to be awarded on March 12, 2013.

(2)
Includes the aggregate weighted-average of (i) the exercise price per share for outstanding options to purchase 579,407 shares of Common Stock under our 2000 Stock Incentive Plan and 118,000 shares of Common Stock under our 2006 Stock Awards Plan and (ii) the price per share of the Common Stock on the grant date for each of 101,172 Performance Units issued under the Directors' Stock Plan (each unit equivalent to one share of Common Stock).

(3)	The number of securities remaining available for future issuance under equity compensation plans is equal to 296,068 as of year-end less 173,249 shares to be awarded on March 12, 2013.

Certain United States Federal Income Tax Consequences
The following is a brief summary of the principal United States federal income tax consequences of transactions under the Amended 2006 Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.
Restricted Stock. A participant generally will not be taxed at the time a restricted stock award is granted, but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income recognized will equal the fair market value of the shares subject to the award (or the portion of the award that is then vesting) at that time. Participants may elect to be taxed based on the fair market value of the shares at the time of grant by making an election under Section 83(b) of the Code within 30 days of the grant date. If a restricted stock award with respect to which a participant has made such an election under Section 83(b) is subsequently canceled, no deduction or tax refund will be allowed for the amount previously recognized as income.
Unless a participant makes a Section 83(b) election, dividends paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income, which generally is subject to the same rate as capital gains income.
Except as provided under "Certain Limitations on Deductibility of Executive Compensation" below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to an award of restricted stock. Unless a participant has made a Section 83(b) election, the Company will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.
Stock Units. A participant will generally not recognize taxable income on the grant of a stock unit award. Subsequently, when the terms and conditions prescribed by the Compensation Committee for payment of the award have been satisfied and settlement is made in either cash or stock, the participant will recognize ordinary income equal to the amount of any cash received and the fair market value of any shares of the Company's Common Stock received as of the date of such settlement, reduced by the amount (if any) that the participant is required to pay to exercise the award. Any dividend equivalents paid on the unvested stock unit awards are taxable as ordinary income when paid to the participant.
Except as provided under "Certain Limitations on Deductibility of Executive Compensation" below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to an award of stock units. The Company will also be entitled to a deduction, for federal income tax purposes, on any dividend equivalent payments made to the participant.
Stock Awards. A participant will recognize taxable income on the grant of unrestricted stock, in an amount equal to the fair market value of the shares on the grant date. Except as provided under "Certain Limitations on Deductibility of Executive

Compensation" below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to such a stock award.
Non-Qualified Stock Options. Generally, a participant will not recognize taxable income on the grant of a non-qualified stock option provided the exercise price of the option is equal to the fair market value of the underlying stock at the time of grant. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Except as provided under "Certain Limitations on Deductibility of Executive Compensation" below, the Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.
Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss, including any sale of shares freed from sale restrictions to fund the payment of taxes incurred at exercise.
Incentive Stock Options (ISOs). No taxable income is recognized by a participant on the grant of an ISO. If a participant exercises an ISO in accordance with the terms of the ISO and does not dispose of the shares acquired within two years from the date of the grant of the ISO, nor within one year from the date of exercise, the participant will be entitled to treat any gain or loss related to the exercise of the ISO as capital gain or loss (instead of ordinary income), and the Company will not be entitled to a deduction by reason of the grant or exercise of the ISO. The amount of the gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant's basis in the shares acquired. If a participant sells or otherwise disposes of the shares acquired without satisfying the required minimum holding period, such "disqualifying disposition" will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant's tax basis in the shares acquired. Additionally, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant. Except as provided under "Certain Limitations on Deductibility of Executive Compensation" below, the Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income taxable to a participant as a result of any disqualifying disposition.
Stock Appreciation Rights (SARs). Generally, participants will not recognize taxable income upon the grant of a SAR under the Amended 2006 Plan. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the aggregate value received (i.e., the increase in the fair market value of one share of the Company's Common Stock from the date of grant of the SAR to the date of exercise, multiplied by the number of SARs being exercised), regardless of whether payment of the SAR is made in cash or stock. If the Company issues stock in payment of all or a portion of the value received from exercise of the SAR, the participant will recognize ordinary income in the amount described above regardless of whether the shares of Common Stock and/or Class B Common Stock acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The participant's basis in any shares received upon exercise of a SAR will be equal to the ordinary income attributable to that portion of the exercise that was paid in stock, plus the amount (if any) the participant paid in connection with the exercise of that portion of the SAR. The participant's holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Except as provided under "Certain Limitations on Deductibility of Executive Compensation" below, upon the exercise of a SAR, the Company will ordinarily be entitled to a deduction in the amount of the ordinary income recognized by the participant with respect to an award of SARs.
Withholding. The Company retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state and local and foreign taxes, required by law or regulation to be withheld with respect to any taxable event as a result of the Amended 2006 Plan.
Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code limits the deduction to the Company for compensation paid to certain executive officers to $1 million per executive per taxable year unless such compensation is considered "qualified performance - based compensation" within the meaning of Section 162(m) or is otherwise exempt from Section 162(m). The Amended 2006 Plan is designed so that options and SARs qualify for this exemption, and it permits the Committee to grant other awards designed to qualify for this exemption.
Treatment of "Excess Parachute Payments". The accelerated vesting of awards under the Amended 2006 Plan upon a change of control of the Company could result in a participant being considered to receive "excess parachute payments" (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. The Company would not be able to deduct the excess parachute payments made to a participant.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL TWO.

PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under recent amendments to the Securities Exchange Act of 1934, our stockholders may cast an advisory vote on the compensation of our Named Executive Officers, as described in this proxy statement.

Our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal 2012 compensation of our Named Executive Officers.

We are asking our Shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. We recommend that stockholders vote, on an advisory basis, "FOR" the following resolution:

"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables and related narrative executive compensation disclosure in this proxy statement."

The above resolution will be deemed to be approved if it receives the affirmative vote of a majority of the total votes cast on Proposal Three at the annual meeting. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote. As this vote is an advisory vote, the outcome is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers. Our Board of Directors and our Compensation Committee, however, value the opinions of our stockholders, and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will consider our stockholders' concerns and will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL THREE.

PROPOSAL FOUR
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY SAY-ON-PAY VOTES
Our stockholders also have the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on this Proposal Four, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. You will have the opportunity to vote on this issue at least once every six years.
Our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our company. Accordingly, our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years. You may also abstain from voting. The option that receives the highest number of advisory votes cast by stockholders will be the frequency for the advisory vote on executive compensation deemed to have been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.
As the vote is advisory and not binding, the Board of Directors may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders (but not less often than once every three years). However, we value the opinions of our stockholders and will consider the outcome of the advisory vote in deciding how often to hold the advisory vote on executive compensation in future years.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FREQUENCY OF THE SAY-ON-PAY ADVISORY VOTE TO BE "ONE YEAR".

PROPOSAL FIVE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2013

The firm of Ernst & Young LLP served as independent registered public accountants for the Company for fiscal year 2012. Subject to ratification of its decision by the Company's shareholders, the Company has selected the firm of Ernst & Young LLP to serve as its independent registered public accountants for its 2013 fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.

The Board of Directors recommends that you vote in favor of Proposal Five. In the event that the Company's shareholders do not ratify the selection of Ernst & Young LLP as independent registered public accountants for fiscal 2013, the Board of Directors will consider other alternatives, including appointment of another firm to serve as independent registered public accountants for fiscal 2013.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL FIVE.

AUDIT FEES DISCUSSION

The following table sets forth the fees paid to Ernst & Young LLP for services provided during fiscal years 2011 and 2012:

	2012	2011
Audit Fees (1)	$563,775	$550,000
Tax Compliance and Planning	—	7,500
Total	$563,775	$557,500

(1)
Represents fees for professional services provided in connection with the audit of the Company's annual financial statements, review of the Company's quarterly financial statements, review of other SEC filings and technical accounting issues. The 2012 amount includes $69,000 related to the review of acquisitions by the Company and $6,000 related to the review of an SEC comment letter to the Company. The 2011 amount includes $32,500 audit fees related to debt refinancing.

It is the policy of the Audit Committee to pre-approve all services provided by its independent registered public accountants. In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to pre-approve any services that the Committee, as a whole, could approve. None of the fees were approved by the Audit Committee pursuant to the de minimis exception of Reg S-X T Rule 2-01(c)(7)(i)(C).

ADDITIONAL INFORMATION

The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees, and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.

The Dixie Group, Inc.
Daniel K. Frierson
Chairman of the Board

Dated: March 25, 2013

THE DIXIE GROUP

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 5, and "one year" for Proposal 4.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Charles E. Brock	☐	☐	02 - J. Don Brock	☐	☐	03 - Daniel K. Frierson	☐	☐
04 - D. Kennedy Frierson, Jr.	☐	☐	05 - Walter W. Hubbard	☐	☐	06 - Lowry F. Kline	☐	☐
07 - Hilda S. Murray	☐	☐	08 - John W. Murrey, III	☐	☐			

	For	Against	Abstain
2. For approval of amendment of the Company's 2006 Stock Awards Plan.	☐	☐	☐
3. For approval of the Company's Executive Compensation for its named executive officers ("Say-on-Pay").	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. For "one year" on the Advisory vote on the frequency of Say-on-Pay vote.	☐	☐	☐	☐

	For	Against	Abstain
5. For Ratification of Appointment of the firm of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2013.	☐	☐	☐

Acting upon any other business which may be properly brought before said meeting or any adjournment or adjournments thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Materials and Annual Report to Shareholders furnished therewith. NOTE: Signature should agree with name on stock certificate as printed thereon. When signing in a representative capacity, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 5 8 7 6 5 2

01L6YH

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Dixie Group, Inc.

ANNUAL MEETING OF SHAREHOLDERS
April 30, 2013

The undersigned hereby appoints Daniel K. Frierson, Lowry F. Kline, and John W. Murrey, III, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Chattanoogan Hotel, Chattanooga, Tennessee, at 8:00 A.M., Eastern Time, on April 30, 2013, and any adjournment or adjournments thereof, as stated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF:

PROPOSAL 1 – FOR THE ELECTION OF ALL OF THE BOARD OF DIRECTORS' NOMINEES

PROPOSAL 2 – FOR APPROVAL OF AMENDMENT OF THE COMPANY'S 2006 STOCK AWARDS PLAN

PROPOSAL 4 – FOR "ONE YEAR" ON ADVISORY VOTE ON THE FREQUENCY OF THE SAY-ON-PAY VOTE

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.

APPENDIX A
THE DIXIE GROUP, INC. AMENDED AND
RESTATED 2006 STOCK AWARDS PLAN

1.	Purpose
The purposes of The Dixie Group, Inc. Amended and Restated 2006 Stock Awards Plan (the "Plan") are to (i) attract and retain Employees (as defined in Section 3, below, which definition includes non-employee directors) by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those Employees who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries and (iii) align Employees' long-term financial interests with those of the Company's stockholders.

2.	Effective Date
The Plan became effective on May 3, 2006, following approval by the stockholders of the Company at the Company's annual meeting.
The Plan was Amended and Restated on March 2, 2010 to increase the number of shares subject to the Plan to 1,300,000. Amendment of the Plan to increase the number of shares subject to the Plan to 1,800,000 will be effective April 30, 2013, subject to approval of the Amendment by Shareholders at the annual meeting of Shareholders to be held on that date.

3.	Definitions
"Award" shall mean an Option, SAR or other form of Stock Award granted under the Plan.
"Award Agreement" shall mean the paper or electronic document entered into between the Company and a Participant evidencing an Award granted under the Plan.
"Board" shall mean the Board of Directors of the Company.
"Change of Control" shall have the meaning set forth in Section 13.
"Code" shall mean the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder. All references to sections of the Code, or to any such rules and regulations, shall be deemed to include any successor provisions thereto that may hereafter be adopted.
"Committee" shall mean the Compensation Committee of the Board, the members of which shall satisfy the requirements of Rule 16b-3 of the 1934 Act and who shall also qualify, and remain qualified as "outside directors," as defined in Section 162(m) of the Code.
"Common Stock" shall mean the common stock of the Company.
"Class B Common Stock" shall mean the Class B Common Stock of the Company.
"Company" shall mean The Dixie Group, Inc., a Tennessee corporation.
"Covered Employee" shall mean "covered employee" as such term is defined in Section 162(m) of the Code.
"Election Date" shall have the meaning set forth in Section 6(h).
"Employee" shall mean all directors of the Company, and salaried employees of the Company and its Subsidiaries.
"Fair Market Value" shall mean, in the case of a grant of an Option or a SAR, the average high and low price of a share of Common Stock as quoted on NASDAQ, or on any national securities exchange on which the shares of Common Stock are then listed, on the trading date immediately preceding the date on which the Option or the SAR was granted, or such value as may be determined by the Committee on any other reasonable basis consistently applied in accordance with applicable law, including without limitation Code Section 409A and all other applicable provisions of the Code. In light of the conversion feature of Class B Common Stock, which is not publicly traded, the Fair Market Value of Class B Common Stock shall be deemed to be identical to that of Common Stock for any given date.
"FLSA" shall mean the Fair Labor Standards Act of 1938, as amended, including any rules and regulations promulgated thereunder. All references to sections of the FLSA, or to any such rules and regulations, shall be deemed to include any successor provisions thereto that may hereafter be adopted.
"ISO" shall mean an incentive stock option, as defined in Section 422 of the Code, that is granted to a Participant.

Appendix-1

"Nonqualified Stock Option" shall mean an Option that is granted to a Participant that is not designated as an ISO.
"Non-Employee Director" shall mean any member of the Board who is not an employee of the Company or of an affiliated Company.
"Option" shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 7(a) and Section 7(d). The term "Option" as used in this Plan includes the terms "Nonqualified Stock Option" and "ISO".
"Participant" shall mean an Employee who has been granted an Award under the Plan.
"Plan Administrator" shall have the meaning set forth in Section 10.
"Prior Plan" shall mean the Dixie Group, Inc. Stock Incentive Plan, as amended.
"Restricted Stock" shall mean an Award of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(c)(iii) and Section 7(d) and in the Participant's Award Agreement.
"SAR" shall mean the right that a Participant has in the appreciation in the value of a hypothetical share of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(b) and Section 7(d) and in the Participant's Award Agreement.
"SAR Unit" shall mean a basic unit of measurement of a conditional right that a Participant has in the appreciation in value of a hypothetical share of Common Stock as provided in this Plan and in the Participant's Award Agreement.
"Section 16(a) Officer" shall mean an Employee who is subject to the reporting requirements of Section 16(a) of the 1934 Act.
"Stock Award" shall have the meaning set forth in Section 7(c)(i).
"Stock Payment" shall mean a stock payment that is subject to the terms, conditions, and limitations described or referred to in Section 7(c)(ii) and Section 7(d) and in the Participant's Award Agreement.
"Stock Unit" shall mean a basic unit of measurement of a conditional right that a Participant has in the value of a hypothetical share of Common Stock that is subject to the terms, conditions and limitations described or referred to in Section 7(e)(iv) and Section 7(d) and in the Participant's Award Agreement.
"Subsidiary" shall mean any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee, provided that (i) in the case of Awards other than ISOs, such entity satisfies all applicable requirements for the Company to be treated as the "service recipient" under Section 409A of the Code for purposes of Awards granted to Employees of such entity and (ii) in the case of ISOs, such entity satisfies all applicable requirements to be considered a "subsidiary" of the Company for purposes of Section 424(f) of the Code.
"1934 Act" shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

4.	The Committee
(a) Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it deems appropriate, in its sole discretion, from time to time. Each member of the Committee, in taking any action pursuant to the Committee's administrative authority under the Plan, shall be considered to be acting fully in his or her capacity as a director of the Company. The Committee's authority shall include, but not be limited to, the authority to (i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; and (iii) establish all other terms, conditions, and limitations applicable to Awards, Award programs and the shares of Common Stock or Class B Common Stock issued pursuant thereto. The Committee may accelerate or defer the vesting of Awards, accelerate the payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock or Class B Common Stock issued pursuant to Awards and make any and all other determinations that it deems appropriate with respect to the administration of the Plan, subject to the limitations contained in Sections 4(b), 4(d) and 7(d), and subject to the provisions of Section 162(m) of the Code with respect to Covered Employees.
(b) Administration of the Plan. The administration of the Plan shall be managed by the Committee. Subject to the limitations contained in this Section 4(b) and in Sections 4(d) and 7(d), the Committee shall have the power to prescribe and modify, as necessary, the form of Award Agreement, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/

Appendix-2

or in any Award Agreement and to take such actions and make such administrative determinations that the Committee deems appropriate in its sole discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries and all Participants. Notwithstanding any other provision herein, any determination, decision, or other action by the Committee that would cause all or any portion of this Plan to be subject to Section 409A of the Code shall be void and without effect unless the Committee expressly acknowledges that one effect of the Committee's determination, decision, or other action is to cause all or part of the Plan to be subject to Code Section 409A.
(c) Delegation of Authority. To the extent permitted by applicable law, the Committee may at any time delegate to one or more officers or directors of the Company some or all of its authority over the administration of the Plan, with respect to persons who are not Section 16(a) Officers or Covered Employees.
(d) Prohibition Against Repricing. Notwithstanding any provision of this Plan to the contrary, in no event shall (i) any repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of Awards issued under the Plan be permitted at any time under any circumstances, or (ii) any new Awards be issued in substitution for outstanding Awards previously granted to Participants if such action would be considered a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule).
(e) Indemnification. No member of the Committee nor any other person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and its delegates shall be entitled to indemnification and reimbursement from the Company. In the performance of its functions under the Plan, the Committee (and each member of the Committee and its delegates) shall be entitled to rely upon information and advice furnished by the Company's officers, accountants, counsel and any other party they deem appropriate, and neither the Committee nor any such person shall be liable for any action taken or not taken in reliance upon any such advice.

5.	Participation
(a) Eligible Employees. Subject to Section 7(a)(i), the Committee shall determine which Employees shall be eligible to receive Awards under the Plan.
(b) Participation by Subsidiaries. Employees of Subsidiaries may participate in the Plan upon approval of Awards to such Employees by the Committee. A Subsidiary's participation in the Plan may be conditioned upon the Subsidiary's agreement to reimburse the Company for costs and expenses of such participation, as determined by the Company. The Committee may terminate the Subsidiary's participation in the Plan at any time and for any reason. If a Subsidiary's participation in the Plan is terminated, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except with the approval of the Committee, and the Committee shall determine, in its sole discretion, the extent to which Employees of the Subsidiary may continue to participate in the Plan with respect to previously granted Awards. Unless the Committee determines otherwise, a Subsidiary's participation in the Plan upon the sale or disposition of such Subsidiary to any person or entity that is not a Subsidiary of the Company shall terminate; provided, however, that such termination shall not relieve such Subsidiary of any of its obligations to Participants or to the Company theretofore incurred by it under the Plan, except with the approval of the Committee. Notwithstanding the foregoing, unless otherwise specified by the Committee, upon any such Subsidiary ceasing to be a Subsidiary, the employees of such Subsidiary shall be deemed to have terminated employment for purposes of the Plan.

6.	Available Shares of Common Stock
(a) Shares Subject to the Plan. Common Stock issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares may consist of shares purchased in open market transactions or otherwise. Subject to the following provisions of this Section 6, the aggregate number of shares of Common Stock that may be issued to Participants pursuant to Awards granted under the Plan shall not exceed One Million Eight Hundred Thousand (1,800,000) shares of Common Stock.
(b) Termination of New Awards Under Prior Plan. The Board adopted resolutions and the stockholders approved the termination of the Prior Plan with respect to new awards effective as of May 3, 2006.
(c) Forfeited Awards. Awards made under the Plan which, at any time, are forfeited, expire or are canceled or settled without issuance of shares shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for future Awards under the Plan.
(d) Shares Used to Pay Exercise Price and Taxes. As may be permitted by the Committee, if a Participant pays the exercise price of an Option by surrendering previously owned shares, or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld, and/or surrenders shares or has shares withheld to cover the withholding tax liability associated with an Option exercise or vesting of an Award, shares issued in respect of any Award equal in number to the number of surrendered and/or withheld shares shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for future awards under the Plan.
(e) Other Items Not Included in Allocation. The maximum number of shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; (ii) the granting or payment of stock-denominated Awards that by their terms may be settled only in cash; or (iii) Awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who have become Employees as a result of a merger, consolidation, or acquisition or other corporate transaction involving the Company or a Subsidiary.
(f) Other Limitations on Shares that May be Granted under the Plan. Subject to Section 6(g), the aggregate number of shares of Common Stock and Class B Common Stock that may be granted to any single individual during any fiscal year of the Company in the form of Options and/or SARs shall not exceed 150,000 shares.

Appendix-3

(g) Adjustments. Subject to the limitations set forth below, in the event of any change in the Company's capital structure on account of any extraordinary dividend, stock dividend, stock split, reverse stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divesture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other similar event affecting the Company's capital structure, the Committee may make such adjustments as it may deem appropriate to (i) the maximum number of shares of Common Stock or Class B Common Stock that may be issued under the Plan as set forth in Section 6(a); (ii) to the extent permitted under Section 162(m) of the Code, the maximum number of shares that may be granted pursuant to Section 6(f); (iii) subject to the limitations contained in Section 409A of the Code, the number or kind of shares subject to an outstanding Award; subject to the limitations contained in Section 4(d) of this Plan and in Section 409A of the Code, the exercise price applicable to an outstanding Award; and/or (v) any measure of performance that relates to an outstanding Award in order to reflect such change in the Common Stock or Class B Common Stock. Any adjustments under this Section 6(g) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the 1934 Act. The Company shall give each Participant notice of an adjustment or substitution hereunder and, upon notice, such adjustment or substitution shall be conclusive and binding for all purposes.
(i) ISOs. Any adjustment to an ISO under this Section 6(g) shall be made only to the extent such adjustment is not a "modification" within the meaning of Section 409A of the Code (unless the Committee expressly acknowledges that one effect of such adjustment is to cause all or part of the Plan to be subject to Section 409A), or within the meaning of Section 424(h)(3) of the Code.
(ii) Other Awards. With respect to all other Awards granted pursuant to this Plan, any adjustment or substitution under this Section 6(g) shall be made only to the extent that such adjustment or substitution would not cause all or any portion of this Plan to be subject to Section 409A of the Code (unless the Committee expressly acknowledges that one effect of such adjustment is to cause all or part of the Plan to be subject to Section 409A).
(iii) Performance-based Compensation. Furthermore, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code.
(h) Proportional Exercise for Common Stock and Class B Common Stock. All Awards granted under the Plan shall be denominated and documented with reference to the number of shares of Common Stock subject to such Award; provided, however, that any Participant who already owns shares of the Company's Class B Common Stock prior to exercising any Award granted to him under the Plan shall be entitled to elect to receive shares of both Common Stock and Class B Common Stock with respect to such Award, with the maximum number of shares of Class B Common Stock that the Participant may elect to receive being limited to a number that will not increase the ratio of the number of shares of Class B Common Stock held by the Participant to the total number of shares of Common Stock and Class B Common Stock held by such Participant on the Election Date (as defined below). For any Award which is an ISO, Nonqualified Stock Option or SAR (or portion thereof, in the case of Options or SARs which vest in installments over time), the Election Date shall be the date on which such Award (or any applicable installment) is exercised. For any Award of Restricted Stock, the Election Date shall be the date on which the Award is granted. For any Award of Stock Payments or Stock Units, the Election Date shall be the date on which any shares of Common Stock are to be issued to the Participant in connection with the settlement of such Award. Any Participant who holds shares of Class B Common Stock and fails to effectively make the applicable election as described above will receive only shares of Common Stock with respect to such Award. All references to "Common Stock" in the Plan or in any Award agreement issued under the Plan shall be deemed to refer to the appropriate number of shares of Common Stock and Class B Common Stock as applied to any eligible Participant who makes the election provided by this Section 6(h).

7.	Awards Under The Plan
Awards under the Plan may be granted as Options, SARs or Stock Awards, as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its sole discretion.
(a) Options. Options granted under the Plan may be Nonqualified Stock Options or ISOs or any other type of stock option permitted under the Code. Options shall expire after such period, (not to exceed ten years in the case of ISOs) as may be determined by the Committee and set forth in the applicable Award Agreement. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise canceled pursuant to its terms. Except as otherwise provided in Sections 7(a) and (d) and in Section 14(i), Awards of Nonqualified Stock Options shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time and set forth in each applicable Award Agreement. No Participant who is subject to United States federal income tax shall be awarded an Option under the Plan unless the Committee determines that such Option does not provide for the deferral of compensation within the meaning of Section 409A of the Code.
(i) ISOs. The terms and conditions of any ISOs granted hereunder shall be subject to and comply with the provisions of Section 422 of the Code and, except as provided in Section 7(d), the terms, conditions, limitations and administrative procedures established by the Committee, from time to time in accordance with the Plan. At the discretion of the Committee, ISOs may be granted to any employee of the Company or any parent or subsidiary of the Company, as such terms are defined in Sections 424(e) and (f) of the Code.
(ii) Exercise Price. The Committee shall determine the exercise price per share for each Option, which shall not be less than 100% of the Fair Market Value at the time of grant (subject to Section 7(a)(iv) in the case of an ISO).
(iii) Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee, and upon payment in full of the exercise price and applicable taxes due, the Participant

Appendix-4

shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares issued in connection with the Option exercise may be subject to such conditions and restrictions as may be set forth in the applicable Award Agreement. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time including, but not limited to, (1) a cash payment in U.S. dollars; (2) tendering (either actually or by attestation) shares of Common Stock owned by the Participant for at least six (6) months, valued at the fair market value at the time of exercise; (3) arranging to have the appropriate number of shares of Common Stock issuable upon the exercise of an Option withheld or sold; or (4) any combination of the above. Additionally, the Committee may provide that an Option may be "net exercised", meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the greatest number of whole shares of Common Stock having a fair market value on the date of exercise not in excess of the difference between the aggregate fair market value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.
(iv) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7(a), if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a parent or subsidiary, as such terms are defined in Section 424(e) and (f) of the Code, the term of the Option shall not exceed five years from the time of grant of such Option and the exercise price shall be at least 110% of the Fair Market Value (at the time of grant) of the Common Stock subject to the ISO.
(v) $100,000 Per Year Limitation for ISOs. To the extent the aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.
(vi) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the time of grant of the ISO or (ii) one year after the date the Participant acquired the shares of Common Stock by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares of Common Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.
(b) Stock Appreciation Rights. A SAR represents the right to receive a payment in cash, Common Stock, or a combination thereof, equal to the difference between the fair market value of a share of Common Stock at the time the SAR is exercised and the fair market value of a share of Common Stock on the date of grant of the SAR (provided that if the fair market value of a share of Common Stock at the time the SAR is exercised is less than the fair market value of a share of Common Stock on the date of grant of the SAR, the difference shall be zero) multiplied by the number of SAR Units being exercised. Except as otherwise provided in Section 7(d) and in Section 14(ii), Awards of SARs shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, and set forth in an Award Agreement; provided, however, that no Participant who is subject to United States federal income tax shall be awarded a SAR unless the Committee determines that such SAR does not provide for the deferral of compensation within the meaning of Section 409A of the Code.
(c) Stock Awards.
(i) Form of Awards. The Committee may grant Awards ("Stock Awards") that are payable in shares of Common Stock or denominated in units equivalent in value to shares of Common Stock or are otherwise based on or related to shares of Common Stock, including Awards consisting of Stock Payments, Restricted Stock, and Stock Units; provided, however, that no Participant who is subject to United States federal income tax shall be awarded a Stock Award under the Plan unless the Committee determines that such Stock Award does not provide for the deferral of compensation within the meaning of Section 409A of the Code. Except as otherwise provided in Section 7(d), Stock Awards shall be subject to such terms, conditions, restrictions and limitations as the Committee may determine to be applicable to such Stock Awards, in its sole discretion, as set forth in each applicable Award Agreement.
(ii) Stock Payment. An Award payable in the form of unrestricted shares of Common Stock (a "Stock Payment") may be granted under the Plan as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions. Any shares of Common Stock issued as Stock Payments under the Plan shall be valued at their Fair Market Value at the time of such payment. Payment of a Stock Payment Award shall be made no later than the 15th day of the third month following the calendar year in which any applicable restrictions constituting a substantial risk of forfeiture lapse, expire, are terminated or waived.
(iii) Restricted Stock. Except as otherwise provided in Section 7(d), the number of shares allocable to each Award of Restricted Stock under the Plan, as well as the other terms, conditions, restrictions, and limitations applicable to each such Award, shall be as determined by the Committee and set forth in the applicable Award Agreement. Payment or delivery to the Participant of shares of Restricted Stock subject to any such Award shall be made no later than the 15th day of the third month following the calendar year in which the restrictions constituting a substantial risk of forfeiture under Section 83 of the Code lapse, expire, are terminated or waived.
(iv) Stock Units. A Stock Unit Award may be settled either in shares of Common Stock or in cash, and, except as otherwise provided in Section 7(d), shall be subject to such terms, conditions, restrictions and limitations as the Committee shall provide in the Participant's applicable Award Agreement. Payment of a Stock Unit Award shall be made

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no later than the 15th day of the third month following the calendar year in which any applicable restrictions constituting a substantial risk of forfeiture lapse, expire, are terminated or waived.
(d) Minimum Vesting. Notwithstanding any provision of this Plan to the contrary and except as provided in this Section 7(d), Section 7(e) and Section 13, Awards shall not vest any earlier than six (6) months from the applicable date of grant; provided, however, that (i) the Committee may, in its sole discretion, provide for accelerated vesting of any such Award on account of a Participant's retirement, death, disability, leave of absence, termination of employment, the sale or other disposition of a Participant's employer or any other similar event, (ii) the Committee may, in its sole discretion, provide for accelerated vesting of any such Award upon the achievement of performance criteria specified by the Committee, as provided in Section 7(e), related to a period of performance of not less than one year, and (iii) Awards that are granted to Employees who are exempt from the overtime pay provisions of the FLSA may vest earlier than six (6) months from the date of grant, provided that such Awards continue to satisfy all of the requirements for exclusion from such Employee's regular rate of pay for purposes of the FLSA. Notwithstanding the foregoing, or any other provision of the Plan, if the accelerated vesting of any Award as permitted by this Section 7(d) would cause all or any portion of this Plan to be subject to Section 409A of the Code, such accelerated vesting shall be void and without effect unless the Committee expressly acknowledges that one effect of such action is to cause all or part of the Plan to be subject to Code Section 409A.
(e) Performance Criteria. At the discretion of the Committee, Awards may be made subject to or may vest on an accelerated basis upon the achievement of performance criteria related to a period of performance of not less than one year, which may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries and may be based upon the attainment of criteria as may be determined by the Committee. Such performance criteria shall be set forth in writing in the Participant's Award Agreement or in applicable resolutions adopted by the Committee. When establishing performance criteria for any performance period, the Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance criteria for any performance period as it deems equitable in recognition of unusual or non- recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

8.	Forfeiture Provisions Following a Termination of Employment
In any instance where the rights of a Participant with respect to an Award extend past the date of termination of a Participant's employment, all of such rights shall terminate and be forfeited, if, in the determination of the Committee, the Participant, at any time subsequent to his or her termination of employment engages, directly or indirectly, either personally or as an employee, agent, partner, stockholder, officer or director of, or consultant to, any entity or person engaged in any business in which the Company or its affiliates is engaged, in conduct that breaches any obligation or duty of such Participant to the Company or a Subsidiary or that is in material competition with the Company or a Subsidiary or is materially injurious to the Company or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to, (i) disclosing or misusing any confidential information pertaining to the Company or a Subsidiary; (ii) any attempt, directly or indirectly, to induce any employee or agent of the Company or any Subsidiary to be employed or perform services elsewhere or (iii) any attempt by a Participant, directly or indirectly, to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any Subsidiary or (iv) disparaging the Company, any Subsidiary or any of their respective officers or directors. The Committee shall make the determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section 8, in its sole discretion. For purposes of this Section 8, a Participant shall not be deemed to be a stockholder of a competing entity if the Participant's record and beneficial ownership amount to not more than one percent (1%) of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the 1934 Act.

9.	Dividends and Dividend Equivalents
The Committee may, in its sole discretion, provide that Stock Awards shall earn dividends or dividend equivalents. Each dividend or dividend equivalent payment shall be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock. Any shares purchased by or on behalf of Participants in a dividend reinvestment program established under the Plan shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a), provided that such shares are purchased in open-market transactions or are treasury shares purchased directly from the Company at fair market value at the time of purchase.

10.	Voting
The Committee shall determine whether a Participant shall have the right to direct the vote of shares of Common Stock allocated to a Stock Award. If the Committee determines that an Award shall carry voting rights, the shares allocated to such Award shall be voted by such person as the Committee may designate (the "Plan Administrator") in accordance with instructions received from Participants (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules), or pursuant to such other method as the Committee may establish to enable Participants holding any such Award to vote, or to direct the voting of, such shares. If the Committee shall designate a Plan Administrator for such purpose as provided in the preceding sentence, shares subject to Awards as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received from Participants (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules).

11.	Payments and Deferrals

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Payment of vested Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose in an Award Agreement. The Committee may stipulate in any Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code would disallow a tax deduction by the Company for all or a portion of such payment; provided, that the period of any such delay in payment shall be until the earlier of (i) the first date in which the payment, or portion thereof, is tax deductible, (ii) the calendar year in which the Participant's employment with Company or a Subsidiary is terminated, or (iii) such earlier date as the Committee shall determine in its sole discretion. Notwithstanding the forgoing, the Committee shall not take any action described in the preceding sentence unless it determines that such action will not result in any adverse tax consequences for any Participant under Section 409A of the Code without the express written consent of all Participants who would be affected by the action.

12.	Nontransferability
Awards granted under the Plan may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, and the shares underlying any Award are not transferable until they have been issued and all restrictions applicable to such shares have lapsed or have otherwise been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Nonqualified Stock Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred one time to a member of a Participant's immediate family or to a trust or similar vehicle for the benefit of a Participant's immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.

13.	Change of Control
(a) Notwithstanding any provisions of this Plan to the contrary, the Committee may, in its sole discretion, by reason of a Change of Control take any or all of the following actions within the period commencing thirty (30) days prior to any event that would constitute such a Change of Control and ending twelve (12) months after such event:
(i) provide for the acceleration of any time periods relating to the vesting, exercise, payment or distribution of such Awards so that such Awards may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee;
(ii) provide for the purchase of such Awards for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Awards been currently exercisable or payable;
(iii) provide for the termination of any then outstanding Awards or make any other adjustment to the Awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change; or
(iv) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such change.
Notwithstanding the foregoing, the Committee may not take any such action(s) that would cause all or any portion of this Plan to be subject to Section 409A of the Code unless the Committee expressly acknowledges that one effect of the Committee's action(s) is to cause all or part of the Plan to be subject to 409A.
(b)    A "Change of Control" shall be deemed to occur if and when:
any event results in a "person" (as such term is defined in Section 3(a)(9) and 13(d)(3) of the 1934 Act, and the regulations promulgated thereunder) acquiring directly or indirectly, whether by sale, transfer, assignment, pledge, hypothecation, gift, or other disposition, in one or more transactions, a majority controlling interest in the voting capital stock of the Company (or the entering into of any agreement with the Company to do any of the foregoing); provided, however, that a Change in Control shall not include any transaction in which one or more members of the Frierson family (which shall include all current members of the family of J. Burton Frierson, including descendants and spouses, and trusts for the benefit of same, who presently own capital stock) shall have a majority controlling interest in the Company.

14.	Award Agreements
Each Award under the Plan shall be evidenced by an Award Agreement that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award. Acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time.
(i) Nonqualified Stock Options. Each Award Agreement for a Nonqualified Stock Option shall comply with the following requirements:
(1) the number of shares on the date of the grant of the Option must be fixed;

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(2) the transfer or exercise of the Option is subject to taxation under Code section 83 and regulation §1.83-7; and
(3) the Option does not include any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) exercise or disposition of the Option under regulation §1.83-7, or (ii) the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested (as defined in §1.83-3(b)).
(ii) SARs. Each Award Agreement for a SAR shall comply with the following requirements:
(1) Compensation payable under the SAR cannot be greater than the difference between the fair market value of the stock on the date of grant of the SAR and the fair market value of the stock on the date the SAR is exercised, with respect to a number of shares fixed on or before the date of grant of the SAR; and
(2) The SAR does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

15.	Tax Withholding
The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit shares to be tendered or sold, including shares of Common Stock delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and to take such other action as may be necessary to satisfy any such withholding obligations. The value of any shares allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with U.S. generally accepted accounting principles, to the extent applicable. It shall be a condition to the obligation of the to issue Common Stock upon the exercise of an Option or a SAR that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue shares.

16.	Other Benefit and Compensation Programs
Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash.

17.	Unfunded Plan
Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person or entity any right, title, or interest in any assets of the Company.

18.	Expenses of the Plan
The expenses of the administration of the Plan shall be borne by the Company and its Subsidiaries. The Company may require Subsidiaries to pay for the Common Stock issued under the Plan.

19.	Rights as a Stockholder
Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9.

20.	Future Rights
No Employee shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Employees under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary. The adoption of the Plan shall not confer upon any Employee any right to continued employment in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of its Employees at any time, free from any claim or liability under the Plan.

21.	Amendment and Termination
The Plan may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without stockholder approval, if stockholder approval is required under then applicable law, including any applicable tax, stock exchange or accounting rules, and further provided that no amendment to the Plan shall violate the prohibition on repricing contained in Section 4(d). Additionally, notwithstanding the foregoing, the Committee may not take any such action(s) that would cause all or any portion of this Plan to be subject to Section 409A of the Code unless the Committee expressly acknowledges that one effect of the Committee's action(s) is to cause all or part of the Plan to be subject to 409A. No termination, suspension or amendment of

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the Plan shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant's written consent; provided, however, that any award may be amended, revised or revoked as deemed necessary by the Committee to avoid penalties under Code Section 409A.

22.	Successors and Assigns
The Plan and any applicable Award Agreement shall be binding on each Participant and all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

23.	Compliance with ISO Rules, Rule 16b-3 and Other Applicable Law
No cash, Common Stock or other forms of payment shall be issued with respect to any Award under the Plan unless counsel for the Company is satisfied that such issuance will be in compliance with all applicable requirements of Federal, state, local and foreign laws and regulations, including any requirements of the Nasdaq National Market of the National Association of Securities Dealers or of any other exchange or market on which the Company's stock is then traded. Additionally, it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the 1934 Act and (with respect to ISOs) with Section 422 of the Code, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3 or with Code Section 422 (as applicable), such provision shall be deemed null and void to the extent required to permit such compliance. The Board shall have the power, without further approval of the Company's shareholders, to amend the Plan in any respect necessary at any point in time to permit the Plan, and Awards granted under the Plan, to continue to comply with Rule 16b-3 and with Section 422 of the Code, as applicable.

24.	Governing Law
The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Tennessee.

25.	Severability
If any provision of this Plan is determined to be invalid, illegal or unenforceable, or would disqualify the Plan or any Award under any law deemed applicable by the Committee in any jurisdiction, or as to any person, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent or taxation of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

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